                                                                    EXHIBIT 99.1






                     HOUSTON STANDARD OFFICE LEASE AGREEMENT

                                  April 1, 1998

                                  Destec Towers

                               TABLE OF CONTENTS
                                       FOR
                         SUPPLEMENTAL LEASE PROVISIONS


Description                                                              Page

Article 1           Term and Possession...............................      1

Article 2           Rent..............................................      2

Article 3           Security Deposit..................................      4

Article 4           Occupancy and Use.................................      4

Article 5           Utilities and Services............................      5

Article 6           Maintenance, Repairs, Alterations and Improvements      7

Article 7           Insurance, Fire and Casualty......................      8

Article 8           Condemnation......................................     11

Article 9           Liens.............................................     11

Article 10          Taxes on Tenant's Property........................     11

Article 11          Subletting and Assigning..........................     12

Article 12          Transfers by Landlord, Subordination and
                    Tenant's Estoppel Certificate.....................     12

Article 13          Default...........................................     13

Article 14          Notices...........................................     16

Article 15          Miscellaneous Provisions..........................     16

                          LIST OF EXHIBITS AND RIDERS
                                       TO
                         SUPPLEMENTAL LEASE PROVISIONS

Exhibit A      Floor Plan
Exhibit B      Land Legal Description
Exhibit C      Rentable Area Calculations
Exhibit D      Work Letter
Exhibit E      Acceptance of Premises Memorandum
Exhibit F      Parking Agreement
Exhibit G      Houston Office Building Rules and Regulations
Exhibit H      Arbitration of "Renewal Rental Rate"

Addendum        X  Check, if applicable
               ---

Rider 1 Exclusions from Operating Expenses        Rider 2 Right To Audit
Rider 3 Electricity                               Rider 4 Renewal Option
Rider 5 Tenant's Right of Offer                   Rider 6 Exterior Signage
Rider 7 Communications Equipment                  Rider 8 Early Occupancy

Rider H-1 Hazardous Materials             Rider H-2  X  Check, if applicable
                                                    ---




                                       i


                                                             -----------------
                                                             Landlord:  /s/ RH
                                                                        ------

HOUSTON OFFICE LEASE                                         Tenant:    /s/DTN
HOFFLES SRV                                                             ------
January 1, 1994                                              -----------------

                            OFFICE LEASE AGREEMENT
--------------------------------------------------------------------------------
        This Lease Agreement (this "Lease Agreement") is made this 2nd day of September, 1997 between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (hereinafter called "Landlord"), and Simulation Sciences Inc., a Delaware corporation (hereinafter called "Tenant"). This Lease consists of this paragraph, the Basic Lease Provisions, the Supplemental Lease Provisions and each exhibit, rider, schedule and addendum attached to the Basic Lease Provisions and Supplemental Lease Provisions. Each capitalized term used, but not defined, in the Supplemental Lease Provisions shall have the meaning assigned to such term in the Basic Lease Provisions.


                            BASIC LEASE PROVISIONS


1.  Building:
    a. Name:                Destec Tower                                      .
           -------------------------------------------------------------------
       Address:             2500 CityWest Boulevard                           .
               ---------------------------------------------------------------
    b. Agreed Rentable Area:        573,456                        square feet.
                            ---------------------------------------
2.  Premises:
    a. Suite #:1100 & 1200; Floors:  Eleven(11) and Twelve (12)               .
               -----------         -------------------------------------------
    b. Agreed Rentable Area:         45,058                        square feet.
                            ---------------------------------------
3.  Basic Rent (See Article 2, Supplemental Lease Provisions):



                        Rate Per Square         Basic             Basic
    Rental              Foot of Agreed          Annual           Monthly
    Period              Rentable Area           Rent              Rent
    ------              ---------------         ------           -------
Years one (1)       $                      $                 $
through five (5)    $        22.00         $   991,272.00    $   82,606.00
                    $                      $                 $
Years six (6)       $                      $                 $
through eight (8)   $        24.00         $ 1,081,392.00    $   90,116.00


4. Tenant's Pro Rata Share Percentage: 7.857% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).
5. Tenant's Operating Expense Stop: Equal to actual Operating Expenses for the calendar year 1998, grossed up in accordance with subsection 2.202 of the Supplemental Lease Provisions (see Article 2, Supplemental Lease Provisions).
6. Tenant's Real Estate Taxes Stop: Equal to actual Real Estate Taxes for the calendar year 1998 (see Article 2, Supplemental Lease Provisions).
7. Term: Eight (8) years and zero (0) months (see Article 1, Supplemental Lease Provisions).
8. Commencement Date: April 1, 1998 (see Article 1, Supplemental Lease Provisions).
9.  Expiration Date: March 31, 2006 (see Article 1, Supplemental Lease
    Provisions).
10. Security Deposit: $0.00   (see Article 3, Supplement Lease Provisions).
11. Tenant's Broker: CB Commercial Real Estate Group, Inc. (such broker is represented by Mr. Ryan Morris, Mr. Kim Josephson).
12. Permitted Use: General Office Purposes Only (see Article 4, Supplemental Lease Provisions).
13. All payments shall be sent to Landlord in care of PREMISYS Real Estate Services, Inc. ("Property Manager") at 2500 CityWest Blvd., Suite 125, Houston, Texas 77042 or such other place as Landlord may designate from time to time. All payments shall be in the form of check until otherwise designated by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.
14. Parking: See Section 15.17 and Exhibit F, if any, attached to the Supplemental Lease Provisions.
15. Addresses for notices due under this Lease (see Article 14, Supplemental Lease Provisions):



    Landlord:                                                           Tenant:

    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                         PRIOR TO COMMENCEMENT DATE:
    c/o PREMISYS Real Estate Services, Inc.
       ----------------------------------------
        2500 CityWest Blvd., Suite 125                                  2950 North Loop West, Suite 830
    -------------------------------------------                         --------------------------------------------
        Houston, Texas 77042                                            Houston, Texas 77092
    -------------------------------------------                         --------------------------------------------
    Attention: Mr. Rob Nelson
              --------------------------------                          --------------------------------------------
    Fax:       713/780-7395                                             Fax:   713/683-6613
        --------------------------------------                              ----------------------------------------

    With a copy to:                                                     ON AND AFTER COMMENCEMENT DATE:
    The Prudential Insurance Company of America                         The Premises.
    One Prudential Plaza                                                Fax:
    Suite 1300                                                              ----------------------------------------
    Chicago, Illinois 60601-6217                                        With a copy to:
    Attention: Vice President, Prudential Realty Group                  Simulation Sciences, Inc.
    AND IF NOTICE OF DEFAULT, COPY TO                                   601 Valencia Avenue
    Law Department, Prudential Realty Group                             Brea, California 92621
    One Prudential Plaza, Suite 1300                                    Attn: Mgr. Office Services
    Chicago, Illinois 60601-6217
    Fax: (312) 861-4303


    Landlord and Tenant are initialing these Basic Lease Provisions in the appropriate space provided below as an acknowledgement that they are a part of this Lease.


                                                              ------------------
                                                              Initial:

                                                              Landlord: /s/ RH
                                                                        -------

HOUSTON OFFICE LEASE                                          Tenant:   /s/ DTN
HOFFLES SRV                                                             -------
January 1, 1994                                               ------------------

                          SUPPLEMENTAL LEASE PROVISIONS

                                    ARTICLE 1
                               TERM AND POSSESSION

SECTION 1.1    LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.101 Lease of Premises. In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all the terms and conditions of this Lease, the portion of the Building (as described in Item 1 of the Basic Lease Provisions) described as the Premises in Item 2 of the Basic Lease Provisions and that is more particularly described by the crosshatched area on Exhibit A attached hereto (hereinafter called the "Premises"). The Building, the land (the "Land") on which the Building is situated (which Land is more particularly described on Exhibit B attached hereto), the parking garage, if any, located on the Land and serving the Building (the "Garage") and all other improvements located on and appurtenances to the Building, the Garage and the Land are referred to collectively herein as the "Property".

1.102 Agreed Rentable Area. The agreed rentable area of the Premises is hereby stipulated to be the "Agreed Rentable Area" of the Premises set forth in Item 2b of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from construction of Tenant's Improvements (as defined in the Work Letter (herein so called) attached hereto as Exhibit D). The agreed rentable area of the Building is hereby stipulated to be the "Agreed Rentable Area" of the Building set forth in Item lb of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from actual construction or repair of the Building.

1.103 Initial Term and Commencement. The initial term of this Lease shall be the period of time specified in Item 7 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date (herein so called) set forth in Item 8 of the Basic Lease Provisions (as such Commencement Date may be adjusted pursuant to Section 3 of the Work Letter) and, unless sooner terminated pursuant to the terms of this Lease, the initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in Item 9 of the Basic Lease Provisions (as such Expiration Date may be adjusted pursuant to Section 3 of the Work Letter).

SECTION 1.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF LEASE SPACE IMPROVEMENTS AND POSSESSION.

1.201 Delivery. Tenant acknowledges that Tenant has inspected the Premises and the Common Areas (as hereinafter defined) and, except for latent defects discovered and reported to Landlord by Tenant within 360 days from the Commencement Date, hereby (i) accepts the Common Areas in "as-is" condition for all purposes and (ii) subject to Landlord's completion of its obligations under the Work Letter, Tenant hereby accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes.

1.202 Completion. Landlord will perform or cause to be performed the work and/or construction of Tenant's Improvements (as defined in the Work Letter) in accordance with the terms of the Work Letter and will use reasonable efforts to Substantially Complete (as defined in the Work Letter) Tenant's Improvements by the Commencement Date. If Tenant's Improvements are not Substantially Complete by the Commencement Date set forth in Item 8 of the Basic Lease Provisions for any reason whatsoever, Tenant's sole remedy shall be an adjustment of the Commencement Date and the Expiration Date to the extent permitted under
         Section 3 of the Work Letter.

1.203 Acceptance of Premises Memorandum. Upon Substantial Completion (as defined in the Work Letter) of Tenant's Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit E. If Tenant occupies the Premises without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of
         (i) actual occupancy or (ii) the Commencement Date set forth in Item 8 of the Basic Lease Provisions.

SECTION 1.3 REDELIVERY OF THE PREMISES. Upon the expiration or earlier termination of this Lease or upon exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately deliver to Landlord the Premises free of offensive odors and in a safe, clean, neat, sanitary and operational condition (except normal wear and tear and casualty damage), together with all keys and parking and access cards. Tenant shall, by the Expiration Date or, if this Lease is earlier terminated, within seven (7) days after the termination, at the sole expense of Tenant: (i) remove from the Premises any equipment, machinery, trade fixtures and personalty installed or placed in the Premises by or on behalf of Tenant and (ii) if requested by Landlord, (a) remove from the Premises all or any part of the improvements (other than Tenant's Improvements and any other improvements approved by Landlord without the requirement that same be removed upon expiration or earlier termination of the Lease) made to the Premises by or on behalf of Tenant and (b) restore the Premises to the condition existing immediately prior to the installation of such improvements. All removals and work described above shall be accomplished in a good and workmanlike manner and shall be conducted in a fashion so as not to damage the Premises or the Building or the plumbing, electrical lines or other utilities serving the Building. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant's expense. All property

                                                               -----------------
                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------
                                                               -----------------
required to be removed pursuant to this Section not removed within time period required hereunder shall following written notice to Tenant and failure to remove within ten (10) days, be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (a) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (b) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

SECTION 1.4 HOLDING OVER. In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1-1/2) times the Basic Annual Rent except that such holdover amount shall equal one and one-quarter (1 1/4) times Basic Annual Rent in effect immediately preceeding expiration or termination for the initial sixty (60) days of such holdover period in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis. Tenant shall also pay any and all damages sustained by Landlord as a result of such holdover. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Article 2. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.


                                    ARTICLE 2
                                      RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 3 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in Item 3 of the Basic Lease Provisions in advance, without demand, offset or deduction, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated

SECTION 2.2    ADDITIONAL RENT.


2.201 Definitions. For purposes of this Lease, the following definitions shall apply:

         (a) "Additional Rent", for a particular calendar year, shall equal the sum of (i) Tenant's Pro Rata Share Percentage (as set forth in Item 4 of the Basic Lease Provisions) multiplied by the amount by which Real Estate Taxes (as hereinafter defined) for such year exceeds Tenant's Real Estate Taxes Stop (as set forth in Item 6 of the Basic Lease Provisions) plus (ii) Tenant's Pro Rata Share Percentage multiplied by the amount by which Operating Expenses (as hereinafter defined) for such calendar year exceed Tenant's Operating Expense Stop (as set forth in Item 5 of the Basic Lease Provisions) plus (iii) Tenant's Pro Rata Share Percentage multiplied by Additional Pass Through Costs (as hereinafter defined) for such calendar year.

         (b) "Operating Expenses" shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof as determined by Landlord in accordance with generally accepted accounting principles, including, but not limited to, the following: (i) insurance premiums ("Insurance Premiums"); (ii) water, sewer, electrical and other utility charges ("Utility Expenses"); (iii) service, testing and other charges incurred in the operation and maintenance of the elevators and the plumbing, fire sprinkler, security, heating, ventilation and air conditioning system; (iv) cleaning and other janitorial services inclusive of window cleaning; (v) tools and supplies costs; (vi) repair costs; (vii) costs of landscaping, repair and maintenance, including landscape maintenance and sprinkler maintenance costs and rental and supply costs in connection therewith; (viii) security and alarm services; (ix) license, permit and inspection fees; (relative to the Building, but not for Tenant's Improvements); (x) management fees; (xi) wages and related benefits payable to employees, including taxes and insurance relating thereto; (xii) accounting services; (xiii) legal services, unless incurred in connection with tenant defaults or lease negotiations, (xiv) trash removal; (xv) garage and parking maintenance, repair, repaving and operating costs; and (xvi) the charges assessed against the Property pursuant to any contractual covenants or recorded declaration of covenants or the covenants, conditions and restrictions of any other similar instrument affecting the Property. Notwithstanding the foregoing, Operating Expenses shall not include Real Estate Taxes or Additional Pass Through Costs, See Rider 1., Exclusions From Operating Expenses.

         (c) "Real Estate Taxes" shall mean (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year, (ii) any tax, surcharge or assessment which shall be levied as a supplement to or in lieu of real estate taxes, (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of such real estate or other taxes and (iv) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises, excepting only Landlord's net income taxes.

                                                               -----------------
                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------
                                                               -----------------

         (d) "Additional Pass Through Costs" shall mean the following costs and expenses incurred by Landlord from and after January 1 of the calendar year in which this Lease*: (i) subject to the limitations of clause
         (ii) following, the cost of any improvement made to the Property by Landlord that is required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time the Building was constructed, amortized over such period as Landlord shall reasonably determine,** together with an amount equal to interest at the rate of twelve percent (12%) per annum (the "Amortization Rate") on the unamortized balance thereof; (ii) the cost of any improvement made to the Common Areas of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provision of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the American With Disabilities Act of 1990, 42 U.S.C. Sections 12101-12213 (collectively, the "Disability Acts"), amortized over such period as Landlord shall reasonably determine***, together with an amount equal to interest at the Amortization Rare on the unamortized balance thereof; (iii) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Expenses), amortized over such period as is reasonably determined by Landlord****, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof*****; and (iv) all other capital costs and expenses which would generally be regarded as ownership, operating, maintenance and, management costs and expenses which would normally be amortized over a period not to exceed five (5) years.

2.202 Gross-Up, Operating Expenses shall be grossed up to include all additional costs and expenses of owning, operating, maintaining and managing the Building which Landlord determines that it would have incurred, paid or been obligated to pay during such year if the Building had been one hundred percent (100%) occupied.

2.203 Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent, in each calendar year during the term of this lease, payable in monthly installments as herein provided. On or prior to the Commencement
         Date and at least thirty (30) days prior to each calendar year thereafter (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant's estimated Additional Rent for the applicable calendar year and the amount of the monthly installment due for each month during such year. Tenant shall pay to Landlord on the Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment, without demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. Within ninety (90) days after the end of
         (i) each calendar year and (ii) the Expiration Date or as soon there-after as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the "Final Calendar Year") and (y) Land-lord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year but which are not determinable within such ninety day period. If Tenant's total monthly payments of Additional Rent for the applicable year are less than Tenant's actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant's total monthly payments of additional Rent for the applicable year are more than Tenant's actual Additional Rent, then Landlord shall credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment, provided, however, with respect to the Final Calendar Year, Landlord shall pay
         to Tenant the amount of such excess   payments, less any amounts then
         owed to Landlord. Unless Tenant takes written exception to any item within one hundred eight (180) days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant. see Rider 2., Right to Audit.

2.204 Billing Dispute. If there exists any dispute as to (i) the amount of Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord's calculation of Additional Rent (each an "Additional Rent Dispute"), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgement resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute. Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant's position. If an Additional Rent is resolved in favor of Tenant, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of Additional Rent, together with interest from the time of such overpayment at the annual rate of ten percent (10%).

2.205 Revisions in Estimated Additional Rent. If Real Estate Taxes, Insurance Premiums, Utility Expenses or Additional Pass Through Costs increase during a calendar year or if the number of square feet of rentable area in the Premises increases******, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount equal to the amount of such increase in the estimated Additional Rent divided by the number of months remaining in such year.

Section 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute

*       see Inserts for Section 2.201      **     see Inserts for Section 2.201
***     see Inserts for Section 2.201      ****   see Inserts for Section 2.201
******  see Inserts for Section 2.205      *****  see Inserts for Section 2.201


                                                                 /s/ RH
                                                                 ---------------

                                                                 /s/ DTN
                                                                 ---------------

                          INSERTS FOR SECTION 2.201

*       commences

**      and in accordance with generally accepted accounting principles

***     and in accordance with generally accepted accounting principles

****    and in accordance with generally accepted accounting principles

***** but only to the extent of the savings actually realized, as determined by Landlord using Landlord's prudent business judgment



                            INSERT FOR SECTION 2.205


******  as a result of Tenant leasing additional rentable area






                                                        Initial
                                                        Landlord: /s/ RH
                                                                ----------------
                                                        Tenant:   /s/ DTN
                                                                ----------------

                                    -3(A)-
rent and are sometimes collectively referred to as "Rent". Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff.

SECTION 2.4 LATE CHARGES. If any installment of Basic Annual Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid
* ,a "Late Charge" of five cents ($0.05) per dollar so overdue may be charged by Landlord to defray Landlord's administrative expense incident to the handling of such overdue payments ** Each Late Charge shall be payable on demand.

                                  ARTICLE 3
                               SECURITY DEPOSIT

                                  ARTICLE 4
                              OCCUPANCY AND USE


SECTION 4.1     USE OF PREMISES

4.101 General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use (herein so called) specified in Item 12 of the Basic Lease Provisions. Without in any way limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which is forbidden by or in violation of any law, ordinance or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other Tenant of the Property; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit or suffer or permit any waste in or upon the Premises; or sell, purchase or give away, or permit the sale, purchase or gift of food in any form by or to any of Tenant's agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant's employees only; or use any apparatus which might make undue noise or set up vibrations in the building; or knowingly permit anything to be done which would increase the fire and extended coverage insurance rate on the building or Building contents and, if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase not be a waiver of Tenant's duty to comply herewith. Tenant shall keep the Premises neat and clean at all times. *** Tenant shall comply with, and promptly correct any violation of, a governmental law, rule or regulation relating to the **** Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to ***** the Premises.

4.102   Hazardous and Toxic Materials:

        (a) For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials ("ACM") and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations that are subject to any right-to-know laws or requirements.

        (b) Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of any hazardous or toxic materials at or on the Premises or the Property except for use and storage of cleaning and office supplies used in the ordinary course of Tenant's business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. Landlord shall not knowingly dispose of any hazardous or toxic

*       see Inserts for Section 2.4     **      see Inserts for Section 2.4
***     see Inserts for Section 4.101   ****    see Inserts for Section 4.101
*****   see Inserts for Section 4.101


                                                                 /s/ RH
                                                                    -----------
                                                                 /s/ DTN
                                                                    -----------

                           INSERTS FOR SECTION 2.4





*      within five (5) days of due date.





                           INSERTS FOR SECTION 2.4





** ;however, Landlord shall provide Tenant written notice prior to imposing the first Late Charge during any twelve (12) month period of the Term and Tenant shall have five (5) days from the date of receipt of written notice to pay any such overdue payments prior to Landlord imposing a Late Charge. No notice shall be required prior to imposing a Late Charge for any subsequent late payments.





                           INSERTS FOR SECTION 4.101




***    Subject to Landlord's compliance obligations set forth in SECTION 4.103,




****   Tenant's use of




*****  Tenant's use of occupancy of




                                                       Initial
                                                       Landlord: /s/   RH
                                                                   -----------
                                                       Tenant:  /s/    DTN
                                                                   -----------
                                    -4(A)-
          materials on the Property and shall otherwise deal with all hazardous or toxic materials at the Property in a manner that will not materially and adversely affect Tenant's access, use or occupancy of the Premises. If Landlord or Tenant ever has knowledge of the presence of hazardous or toxic materials on the Property that affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge.

          (c) Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as permitted under RIDER H-2 attached hereto. If Tenant requests that Landlord commence construction of Tenant's Improvements prior to exercising such right, Tenant shall be deemed to have waived the termination right set forth in RIDER H-2.

          (d) If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.102 or otherwise contaminate the Premises or the Property with hazardous or toxic materials, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair such damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant's obligations under this subsection 4.102(d) shall survive the termination of this lease. Tenant represents to Landlord that, except as has been disclosed to Landlord, Tenant has never been cited for or convicted of any hazardous or toxic materials violations under applicable laws, rules or regulations.

          (e)*

4.103 DISABILITY ACTS. Landlord, at Landlord's expense, shall be obligated to see that all Common Areas ** comply with the Disability Act requirements that are in effect on the Commencement Date. From and after the Commencement Date, Tenant shall be obligated to see that the Premises comply with all existing requirements of and regulations issued under the Disability Acts for each of the following: (i) alterations or improvements to any portion of the Premises performed after the Commencement Date; (ii) obligations or complaints arising under or out of title 1 of the Americans with Disabilities Act or Tenant's employer-employee obligations; (iii) obligations or complaints arising under or out of the conduct or operations of Tenant's business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and
          (iv) any change in the nature of Tenant's business, or its employees, or financial net worth, or Tenant's business operations that triggers an obligation under the Disability Acts. ***

SECTION 4.2 RULES AND REGULATIONS. Tenant will comply with such rules and regulations (the "Rules and Regulations") generally applying to the Building as reasonably may be adopted from time to time by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are on file with the Property
Manager. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this lease.

SECTION 4.3 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises, upon reasonable notice, to inspect the Premises, to show the Premises to prospective lenders, purchasers **** or tenants ***** to fulfill Landlord's obligations or exercise its rights (including without limitation Landlord's Reserved Right [as hereinafter defined]) under this Lease. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor.

SECTION 4.4 QUIET POSSESSION. Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all laws and restrictive covenants to which the Property is subject.

                                   ARTICLE 5
                             UTILITIES AND SERVICES



SECTION 5.1    SERVICES TO BE PROVIDED.

Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described in subsections 5.101 through 5.108 below, subject to all other provisions of this Lease.

     * see Insert for Section 4.102        ** see Inserts for Section 4.103
   *** see Inserts for Section 4.103     **** see Inserts for Section 4.3
 ***** see Inserts for Section 4.3      ***** see Inserts for Section 4.3


                                                                     /s/ RH
                                                                     -----------
                                                                     /s/ DTN
                                                                     -----------
                                                                     INITIALS

                            INSERT FOR SECTION 4.102



* Tenant shall not be responsible for, and the Allowance shall not be used for, any costs pertaining to the testing, clean-up, removal, remediation or disposal of any hazardous or toxic materials present in the Premises or the Property prior to Tenant's occupancy of the Premises on the Commencement Date.



                            INSERT FOR SECTION 4.103


**        and the Garage

*** Landlord shall, as part of Additional Pass Through Costs, be obligated to see that all Common Areas comply with any amendments or modifications to the Disability Act requirements which are enacted after the Commencement Date.


                             INSERT FOR SECTION 4.3


****      in the case of


*****     only, during the last six (6) months of the Term,


****** Except for injury or damage caused by Landlord's gross negligence or willful misconduct.






                                                        Initial
                                                        Landlord: /s/ RH
                                                                 --------------
                                                        Tenant:   /s/ DTN
                                                               ----------------

                                     -5(A)-

5.101 Elevator Service. Except for holidays generally recognized by businesses and emergencies, Landlord shall provide automatic elevator facilities on generally accepted business days from 7:00 a.m. to 6:00 p.m. and on Saturdays form 8:00 a.m. to 1:00 p.m.*

5.102 Heat and Air Conditioning. On generally accepted business days from 7:00 a.m. to 6:00 p.m. and on Saturdays (other than holidays generally recognized by businesses)** from 8:00 a.m. to 1:00 p.m., Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size, quality and in the general vicinity of the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon request, Landlord shall make available, at Tenant's expense, after hours heat or air conditioning, The minimum charge and the hourly rate for the use of after hours heat or air conditioning shall be determined from time to time by Landlord and confirmed in writing to Tenant.***

5.103     see Rider 3., Electricity.

5.104 Water. Landlord shall furnish water for drinking, cleaning and lavatory purposes only.

5.105 Janitorial Services. Landlord shall provide janitorial services to the Premises, **** comparable to that provided in other office building of similar size, quality and in the general vicinity of the Building, provided the Premises are used exclusively as offices and further provided Tenant complies with subsection 6.201 below.

5.106 Common Areas. Landlord shall perform routine maintenance***** in the Common Areas (hereinafter defined).

5.107 Bulbs and Ballasts. Landlord shall provide Building standard bulbs and ballasts as necessary in the Premises. Landlord shall also provide non-building standard bulbs and ballasts provided Tenant shall pay the cost thereof, together with an administrative fee equal to ten percent (10%) of such cost. All amounts due under this subsection for such non-building standard bulbs shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.

5.108     ******

SECTION 5.2 ADDITIONAL SERVICES. Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electrical current, and water, provided by Landlord by reason of any use of the services at any time other than the hours set forth in subsection 5.102 above or beyond the levels or quantities that Landlord agrees herein to furnish or because of special electrical, cooling or ventilating needs created by Tenant's hybrid telephone equipment, computers or other equipment.

SECTION 5.3 TENANT'S OBLIGATION. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord reasonably prescribes for the use of the above utilities and services.

SECTION 5.4         SERVICE INTERRUPTION.

5.401 SERVICE INTERRUPTION/WAIVER OF LANDLORD LIABILITY. LANDLORD SHALL NOT BE LIABLE FOR AND, EXCEPT AS PROVIDED IN SUBSECTION 5.402 BELOW, TENANT SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT BY REASON OF LANDLORD'S FAILURE TO MAINTAIN TEMPERATURE OR ELECTRICAL CONSTANCY LEVELS OR TO FURNISH ANY OF THE FOREGOING SERVICES when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or by any cause beyond Landlord's reasonable control (collectively, "Uncontrollable Events"), NOR SHALL ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF BE CONSTRUED AS AN EVICTION (CONSTRUCTIVE OR ACTUAL) OF TENANT OR AS A BREACH OF THE IMPLIED WARRANTY OF SUITABILITY, OR RELIEVE TENANT FROM THE OBLIGATION TO PERFORM ANY COVENANT OR AGREEMENT HEREIN AND IN NO EVENT SHALL LANDLORD BE LIABLE FOR DAMAGE TO PERSONS OR PROPERTY (INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION) OR BE IN DEFAULT HEREUNDER, AS A RESULT OF ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF.

    *     see Insert for Section 5.101    **     see Inserts for Section 5.102
    ***   see Inserts for Section 5.102   ****   see Insert for Section 5.105
    ***** see Insert for Section 5.106    ****** see Insert for Section 5.108

                                                          /s/ RH
                                                          ---------------
                                                          /s/ DTN
                                                          ---------------
                                                          INITIALS

                              INSERT FOR SECTION 5.101



* A minimum of one (1) elevator shall be operational twenty-four (24) hours per day, seven (7) days per week, during the Term of this Lease.




                              INSERTS FOR SECTION 5.102


** For the purposes of this Section 5.102., "holidays generally recognized by businesses" shall mean New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


*** The initial charge for such after hours heat or air conditioning services is currently $35.00 per hour per floor. Such charge shall be subject to change from time to time, in accordance with Landlord's formula used to compute the current charge of $35.00 per hour per floor, based upon actual increases in Landlord's costs of providing such services, including without limitation, any increase in the cost of electricity charged by Houston Lighting & Power Company ("HL&P") which shall be based on the percentage increase of the kilowatt hour rate published by HL&P at the time of any such increase, as compared to such rate at the time of execution of this Lease plus Landlord's reasonable fees to administrate such above building standard service which in no event shall exceed ten percent (10%).




                              INSERT FOR SECTION 5.105


****      five (5) nights per week (other than holidays)




                              INSERT FOR SECTION 5.106



*****     and repairs


                              INSERT FOR SECTION 5.108



****** GARAGE. Landlord shall perform routine maintenance and repairs in the Garage.





                                                         Initial
                                                         Landlord: /s/ RH
                                                                 ---------------
                                                         Tenant:   /s/ DTN
                                                                ----------------



                                        -6(A)

5.402 Limited Right to Abatement of Rent. If any portion of the Premises becomes unfit for occupancy because Landlord fails to deliver any service as required under Section 5.1 above for any period (other than a reconstruction period conducted pursuant to Section 7.1 or
          Article 8 below) exceeding five (5) consecutive days after written notice by Tenant to Landlord and provided such failure is not caused by Tenant, Tenant's Contractors or any of their respective agents or employees, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such five (5) day period until such portion is again fit for occupancy.

SECTION 5.5 MODIFICATIONS. Notwithstanding anything herein to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above standards for utilities and services.

                                              ARTICLE 6
                    MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall (subject to Section 7.1, Section 7.4, Article 8 below and Landlord's rights under Section 2.2 above and except for ordinary wear and tear) maintain the exterior walls and roof and load bearing elements* of the Building.
Except for load bearing elements of the Building located within the Premises,** Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2         TENANT'S OBLIGATION TO MAINTAIN AND REPAIR.

6.201     Tenant's Obligation.  Subject to Sections 6.1, 7.1 and 7.4 and
          Article 8 of this Lease, Tenant shall, at Tenant's sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows [except replacement of exterior plate glass], appliances and equipment which are a part of the Premises) in good repair and condition, (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section 6.2 and (iii) INDEMNIFY AND HOLD LANDLORD HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), CLAIMS AND CAUSES OF ACTION ARISING FROM OR INCURRED BY AND/OR ASSERTED IN CONNECTION WITH SUCH MAINTENANCE, REPAIRS, REPLACEMENTS, DAMAGE OR INJURY. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements are performed or required to be performed by Tenant under this Section 6.2.

6.202 Rights of Landlord. Landlord shall have the same rights with respect to repairs performed by Tenant as Landlord has with respect to improvements and alterations performed by Tenant under subsection
          6.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its repair and replacement obligations under subsection 6.201 above,*** Landlord shall have the right to perform such maintenance, repairs and replacement at Tenant's expense. Tenant shall pay to Landlord on demand any such cost or expense reasonably incurred by Landlord, together with interest thereon at the rate specified in Section 15.10 below from the date of demand until paid.

SECTION 6.3         IMPROVEMENTS AND ALTERATIONS.

6.301 Landlord's Construction Obligation.**** Landlord's sole construction obligation under this Lease is as set forth in the Work Letter.

6.302     Alteration of Building.  LANDLORD HEREBY RESERVES THE RIGHT AND AT
          ALL TIMES SHALL HAVE THE RIGHT TO REPAIR, CHANGE, REDECORATE, ALTER, IMPROVE, MODIFY, RENOVATE, ENCLOSE OR MAKE ADDITIONS TO ANY PART OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, STRUCTURAL ELEMENTS AND LOAD BEARING ELEMENTS WITHIN THE PREMISES) AND TO ENCLOSE AND/OR CHANGE THE ARRANGEMENT AND/OR LOCATION OF DRIVEWAYS OR PARKING AREAS OR LANDSCAPING OR OTHER COMMON AREAS OF THE PROPERTY, ALL WITHOUT BEING HELD GUILTY OF AN ACTUAL OR CONSTRUCTIVE EVICTION OF TENANT OR BREACH OF THE IMPLIED WARRANTY OF SUITABILITY AND WITHOUT AN ABATEMENT OF RENT (THE "RESERVED RIGHT"). WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD'S RESERVED RIGHT SHALL INCLUDE, BUT NOT BE LIMITED TO THE RIGHT TO DO ANY OF THE FOLLOWING: (i) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Premises where reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and//or additions being performed, (ii) perform within and outside of the Premises all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions being performed, (iii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas, (iv) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building,
          (v) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors or the Service Areas (hereinafter defined) of the Building and (vi) repair, change, modify, alter, improve, renovate or make additions to the Building central heating, ventilation, air


              * See Inserts for Section 6.1      ** see Inserts for Section 6.1
            *** see Insert for Section 6.202   **** see Insert for Section 6.301


                                                            /s/ RH
                                                            ----------------

                                                            /s/ DTN
                                                            ----------------
                                                            INITIAL

                            INSERTS FOR SECTION 6.1


*   and interior structural columns and mechanical systems and HVAC systems


**  and providing Janitorial Services described in Section 5.105





                           INSERTS FOR SECTION 6.202


***  after written notice to Tenant and failure by Tenant to cure within ten
(10) days following such written notice or within a reasonable period of time under the circumstances if a cure cannot be reasonably be completed within such ten (10) day period, provided Tenant is diligently pursuing a cure and using best efforts to cure in Landlord's reasonable judgement.



                           INSERT FOR SECTION 6.301


****  Other than Landlord's Obligation to Maintain and Repair.






                                                        Initial
                                                        Landlord: /s/ RH
                                                                 ---------------
                                                        Tenant:   /s/ DTN
                                                               -----------------


                                    -(7(A)-
       conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord will interfere with Tenant's use and occupancy of the Premises * as little as is reasonably practicable.

6.303 Alterations, Additions, Improvements and Installations by Tenant. Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements (other than Tenant's Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant's Improvements under the Work Letter) and installations approved by Landlord are herein collectively referred to as "Installations") if any such Installations would (i)** affect any structural or load bearing portions of the Building, (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in an increase in Tenant's usage of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect areas of the Premises which can be viewed from Common Areas, (vi) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms and interior glass partitions), (vii) adversely affect Landlord's ability to deliver Building services to other tenants of the Building or (viii) violate any provision in Article 4 above or Rider H-1 or Rider H-2 attached hereto. As to Installations not covered by the preceding sentence, Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All installations shall be at Tenant's sole cost and expense. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such installations and approves such contractor's insurance coverage to be provided in connection with the work, (b) Landlord approves final and complete plans and specifications for the work and
       (c) the approximate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord "as built" plans. If Landlord performs such Installations, Tenant shall pay Landlord, as additional Rent, the cost thereof plus fifteen percent (15%) as reimbursement for Landlord's overhead. Each payment shall be made to Landlord within twenty (20) days after receipt of an invoice from Landlord. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to
       Section 1.3 above. TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM OR IN CONNECTION WITH ANY INSTALLATIONS PERFORMED BY OR ON BEHALF OF TENANT. All Installations performed by or on behalf of Tenant will be performed diligently and in a first-class workmanlike manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant's and Landlord's insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of work.


6.304 Approvals. Any approval by Landlord (or Landlord's architect and/or engineers) of any of Tenant's contractors or Tenant's drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant's Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.


                                   ARTICLE 7

                          INSURANCE, FIRE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES. In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days *** after Landlord may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, be delivering such written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within such one hundred eighty (180) day period. In the event that the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after **** Tenant may, at its option terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease, effective the date of termination. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within ten (10) days after being advised by Landlord that the repairs cannot be completed within such one hundred eighty (180) day period. In the event the Building or the Premises should be damaged by fire or other casualty and in Landlord's reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty (180) days after *****, as applicable, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, in either such event Landlord shall, within sixty (60) days after the date of such damage, commence (and thereafter pursue with reasonable diligence) repairing the Building and the Premises (including Tenant's Improvements), but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment,

    * See Insert for Section 6.302
   ** See Inserts for Section 6.303
  *** See Inserts for Section 7.1
 **** See Inserts for Section 7.1
***** See Inserts for Section 7.1



                                                        Initial
                                                        Landlord: /s/ RH
                                                                 ---------------
                                                        Tenant:   /s/ DTN
                                                               -----------------

                            INSERT FOR SECTION 6.302


*       access to the Premises, and access to parking spaces in the Garage



                            INSERT FOR SECTION 6.303


**      adversely


                             INSERTS FOR SECTION 7.1


***     the date of the casualty

****    the date of the casualty

*****   the date of the casualty




                                                       Initial
                                                       Landlord: /s/ RH
                                                                 --------
                                                       Tenant:   /s/ DTN
                                                                 --------



                                   -8(A)-
fixtures, inventory, supplies or any other personalty or any other improvements (except Tenant's Improvement to the extent set forth in the preceding sentence), which may have been placed by Tenant within the Building or at the Premises. Landlord shall allow Tenants a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, that if such casualty was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance under its sole control.

SECTION 7.2   TENANT'S INSURANCE.

7.201 Types of Coverage. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b) and (c) of this subsection.


        (a) Commercial General Liability Insurance. Commercial General Liability Insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional named insureds, Landlord and the Property Manager, and to afford protection to the limit of not less than $1,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a deductible acceptable to Landlord. If the Agreed Rentable Area of the Premises is more than 30,000 square feet, then, in addition to and not in lieu of the above stated coverage, Tenant shall carry umbrella or so called excess coverage in an amount not less than $1,000,000.00 over Tenant's base coverage amount. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease.

        (b) Fire and Extended Coverage Insurance. Property insurance on an all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all fixtures, equipment and personalty located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

        (c) Workers Compensation and Employer's Liability Insurance. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Texas, together with employer's liability insurance in an amount not less than $1,000,000.00


7.202 Other Requirements of Insurance. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord's designees will be paid first by the insurance company for Landlord's loss and (d) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord.


7.203 Proof of Insurance. Tenant shall deliver to Landlord duplicate originals of all policies of insurance required by this Section 7.2 or duly executed originals of the certificates of such insurance evidencing in-force coverage, within ten (10) days prior to the commencement of construction of Tenant's Improvements. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

SECTION 7.3   LANDLORD'S INSURANCE.

7.301 Types of Coverage. Landlord covenants and agrees that from and after the date of the execution of this Lease , Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this subsection.

        (a) Commercial General Liability Insurance. Commercial General Liability Insurance covering the Building and all Common Areas, but excluding the Premises, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or Common Areas to afford protection to the limit of not less than $2,000,000.00 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

        (b) Fire and Extended Coverage Insurance. Landlord shall at all times during the term hereof maintain in effect a policy or policies of all risk extended coverage insurance covering the Building (excluding property required to

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------
        be insured by Tenant) endorsed to provide full replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine. Notwithstanding anything stated to the contrary, the amounts and types of coverage to be maintained by Landlord shall be determined by Landlord, using Landlord's prudent business judgment, and Landlord shall use reasonable efforts to obtain such coverage at commercially reasonable costs.

7.302 Self Insurance. Any insurance provided for in subsection 7.301 above may be effected by self-insurance or by a policy or policies of blanker insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord. Landlord shall only have the right to self insure if Landlord has a net worth under generally accepted accounting principles of one hundred million dollars ($100,000,000.00) or more and ten million dollars ($10,000,000.00) or more in reserves.

SECTION 7.4 WAIVER OF SUBROGATION, LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK FULL REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTIONS 7.201(b) AND 7.301(b) ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by sections 7.201(b) and 7.301(b) above. If a party waiving rights under this Section is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

SECTION 7.5    INDEMNITY.

7.501 Tenant's Indemnity. SUBJECT TO THE LIMITATION AND EXCLUSIONS SET FORTH BELOW IN THIS SUBSECTION, TENANT WILL INDEMNITY AND HOLD HARMLESS LANDLORD, PROPERTY MANAGER, THEIR RESPECTIVE OFFICERS, DIRECTORS, AND EMPLOYEES AND ANY OTHER PARTIES FOR WHOM LANDLORD AND/OR PROPERTY MANAGER ARE RESPONSIBLE (EACH A "LANDLORD INDEMNIFIED PARTY") FROM, AND SHALL REIMBURSE EACH LANDLORD INDEMNIFIED PARTY FOR AND WITH RESPECT TO, ANY AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS FEES), CLAIMS, DEMANDS, ACTIONS, PROCEEDINGS, JUDGMENTS, HEARINGS, DAMAGES, LOSSES AND LIABILITIES BROUGHT OR ASSERTED BY OR PAYABLE TO ANY THIRD PARTY ON ACCOUNT OF PERSONAL INJURY, DEATH, PROPERTY DAMAGE OR ANY OTHER FORM OF INJURY OR DAMAGE (EACH A "CLAIM" AND COLLECTIVELY THE "CLAIMS") ARISING OUT OF OR RELATING TO (A) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES, (B) THE USE OR OCCUPANCY OF THE PREMISES OR (C) ANY BREACH OF THIS LEASE BY TENANT AND WHICH RESULTED IN A CLAIM, EVEN IF THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY. The indemnification and reimbursement obligations of Tenant under this subsection (i) shall be limited to the greater of the amount of Commercial General Liability Insurance required to be carried by such party under this Lease or $5,000,000 and (ii) shall not apply to a Claim
        (a) waived by Landlord under Section 7.4 above or any other provision of this Lease, (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Tenant of the provisions of subsection 4.102 above or Rider H-1 or Rider H-2 attached hereto, (c) arising out of the gross negligence or intentional misconduct of the Landlord Indemnified Party or (d) resulting from host liquor liability. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Landlord Indemnified Party and that is covered by Tenant's indemnity, then Tenant, upon notice from the Landlord Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Landlord Indemnified Party. Tenant's obligations under this subsection shall survive the termination of this Lease.

7.502 Landlord's Indemnity. SUBJECT TO THE LIMITATION AND EXCLUSIONS SET FORTH BELOW IN THIS SUBSECTION, LANDLORD WILL INDEMNIFY AND HOLD HARMLESS TENANT AND ITS OFFICERS, DIRECTORS, AND EMPLOYEES AND ANY OTHER PARTIES FOR WHOM TENANT IS RESPONSIBLE (EACH A "TENANT INDEMNIFIED PARTY")
        FROM, AND SHALL REIMBURSE EACH TENANT INDEMNIFIED PARTY FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS (AS DEFINED IN SUBSECTION 7.501 PRECEDING) ARISING OUT OF OR RELATING TO (A) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS, (B) THE USE OR OCCUPANCY OF THE COMMON AREAS OR (C) ANY BREACH OF THIS LEASE BY LANDLORD AND WHICH RESULTED IN A CLAIM, EVEN IF THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY TENANT INDEMNIFIED PARTY. The indemnification and reimbursement obligations of Landlord under this subsection (i) shall be limited to the greater of the amount of Commercial

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

        General Liability Insurance required to be carried by such party under this Lease or $5,000,000 and (ii) shall not apply to a Claim (a) waived by Tenant under Section 7.4 above or any other provision of this Lease,
        (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Landlord of the provisions of subsection 4.102 above or Rider H-1 or Rider H-2 attached hereto, (c) arising out of the gross negligence or intentional misconduct of the Tenant Indemnified Party or (d) resulting from host liquor liability . If a third party files a lawsuit or brings any other legal action asserting a Claim against a Tenant Indemnified Party and that is covered by Landlord's indemnity, then Landlord, upon notice from the Tenant Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Tenant Indemnified Party. Landlord's obligations under this subsection shall survive the termination of this Lease.

                                   ARTICLE 8
                                  CONDEMNATION

SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE. If the Property or any portion thereof that, in Landlord's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate.

SECTION 8.2 TOTAL CONDEMNATION OF PREMISES. In the event that all or substantially all of the Premises is taken or condemned or sold in lieu thereof or Tenant will be unable to use a substantial portion of the Premises for a period of one hundred eighty (180) consecutive days by reason of a temporary taking, of if a substantial portion of the Property is taken such that Tenant cannot reasonably continue to operate and conduct business from the Premises, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION. If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises. Landlord, at Landlord's sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken.

SECTION 8.4 CONDEMNATION PROCEEDS. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property.

                                   ARTICLE 9
                                     LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant (except for Landlord contracted work) AND TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), ARISING FROM OR IN CONNECTION WITH ANY SUCH LIENS. In the event that Tenant shall not, within twenty (20) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein any by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Property or the Premises.

                                   ARTICLE 10
                            TAXES ON TENANT PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements (other than Tenant's Improvements) constructed in the Premises by or on behalf

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------
of Tenant. In the event Landlord pays any such additional taxes or increases, Tenant will, within ten (10) days after demand, reimburse Landlord for the amount thereof.

                                   ARTICLE 11
                            SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT. Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law otherwise
(it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant, without the prior written consent of Landlord. In no event shall any assignment or sublease ever release Tenant from any obligation or liability hereunder, which consent shall not be unreasonably withheld, except however, consent will be withheld in such instance where any subtenant or assignee would be adverse to the image or value of the Building in Landlord's opinion. Notwithstanding the foregoing, Landlord and Tenant agree that Tenant's rights under this Lease may be assigned to a corporate's affiliate without such written consent, provided, however, that notice of any such assignment shall be promptly provided to Landlord. For these purposes, the word ""affiliate'' shall mean (i) a corporation controlled by or under common control with Tenant; control being more than fifty percent (50%) of the beneficial, voting, tax, profit and loss interest of the affiliate entity, or
(ii) any successor in interest by merger, consolidation, stock or asset purchase or reorganization or other restructuring of Tenant. Landlord shall respond to any request for consent to an assignment or subletting within fifteen (15) days of request.

SECTION 11.2 TENANTS CONTINUING OBLIGATIONS. Without limiting Landlord's consent rights and as a condition to obtaining Landlord's consent, (i) each assignee must assume all obligations under this Lease and (ii) each sublessee must confirm that its sublease is subject and subordinate to this Lease.
In addition, each assignee and sublessee shall agree to cause the Premises to comply at all times with all requirements of the Disability Acts
(as amended), including, but not limited to, obligations arising out of or associated with such assignee's or subtenant's use of or activities or business operations conducted within the Premises. No assignee or sublessee of the premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and/or sublettings. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant (not to exceed $1,500.00) will be the responsibility of Tenant and will be paid by Tenant within twenty (20) days of receipt of an invoice form Landlord. In addition, Tenant will pay to Landlord an administrative overhead fee of $500.00 in consideration for Landlord's review of any requested assignment or sublease.

SECTION 11.3 LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder, such excess rentals (the "Excess Sublease Rentals") shall be the property of and paid over to Landlord in consideration for Landlord's consent to the applicable assignment or sublease. In the event of default by Tenant, Landlord may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease. Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord and Tenant agrees that any such payments made by an assignee or sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or sublessee. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord or rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or Tenant's rights to possession of the Premises is terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which, for the purposes of this Section 11.3, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease, in which event all rentals payable under such lease after the termination of this Lease or Tenant's right to possession of the Premises shall be deemed the property of Landlord.

                                   ARTICLE 12
                    TRANSFERS BY LANDLORD, SUBORDINATION AND
                          TENANTS ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. In the event of any transfer of title to the Building, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that if a Security Deposit has been made by Tenant, Landlord shall transfer the Security Deposit to the transferee and shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This lease is subject and subordinate to (i) any lease wherein Landlord is the tenant and to the liens of any and all mortgages and deeds of trust, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created with regard to all or any part of the Property, (ii) any and all advances (including interest thereon) to be made under any such lease, mortgage or deed of trust and (iii) all modifications, consolidations, renewals replacements and extensions of any such lease, mortgage or deed of trust; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or dead of trust delivers to Tenant a non-disturbance agreement (which may include Tenant's agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy or the premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant also agrees that any lessor, mortgagee or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such lessor , mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------
date of said lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment Landlord's interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to an recognize such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage or deed of trust referring the Premises, attorn to an recognize purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgage, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2. Landlord represents and warrants to Tenant that as of the date hereof there is no mortgage or deed of trust which is superior to this Lease.

SECTION 12.3 TENANT'S ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) days following the request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through ________________; this Lease has not been modified or amended; Landlord is not in default and Landlord has fully performed all of Landlord's obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

                                   ARTICLE 13
                                    DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.108 shall constitute a default by Tenant under this Lease.

13.101 Failure to Pay Rent. Any failure by Tenant to pay Rent or to make any other payment required to be made by Tenant hereunder when due, where such failure continues for five (5) days after written notice to Tenant provided that only two (2) such notices shall be required in any twelve
        (12) month period during the Term.

13.102 Failure to Perform. Except for a failure covered by subsection 13.101 above or 13.103 below, any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice to Tenant, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within sixty (60) days after such written notice to Tenant.

13.103  Continual Failure to Perform. The third failure by Tenant in any twelve
        (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104 Bankruptcy, Insolvency, etc. Tenant or any guarantor of Tenant's obligations hereunder (hereinafter called "Guarantor", whether one [1] or more), (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit of creditors or (v) Tenant or Guarantor files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law"); a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; or any action is taken to reorganize or modify Tenant's or Guarantor's capital structure if either Tenant or Guarantor be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

13.105 Abandonment. The abandonment of the Premises by Tenant while in default in the payment of Rent.

13.107 Loss of Right to do Business. If Tenant is a corporation or limited partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable.

13.108 Dissolution or Liquidation. If Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporation or partnership structure, as applicable.

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

        With respect to the default described in subsection 13.101 and the defaults described in subsections 13.103 through 13.108, Landlord shall not be obligated to give Tenant notices of default and Tenant shall have no right to cure such defaults.

SECTION 13.2   REMEDIES OF LANDLORD.

13.201 Termination of the Lease. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

        (a) accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's Improvements, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant);

        (b) the present value of the Rend (discounted at a rate of interest equal to eight percent [8%] per annum [the "Discount Rate"]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord's reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that would be received from a comparable lease and comparable tenant for a comparable term and taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, it being agreed that Landlord shall have no obligation to relet or attempt to relet the Premises);

        (c) plus any other costs or amounts necessary to compensate Landlord for its damages.

13.202 Repossession and Re-Entry. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord shall have no obligation whatsoever to relet or attempt to relet the Premises. Landlord may, however, at its sole option relet the premises or any part thereof for such terms and such rents as Landlord may in its sole discretion elect. If Landlord elects to relet the Premises, rend received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorney's fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203 Cure of Default. Upon the occurrence of a default hereunder by Tenant, Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

13.204 Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205 Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing as law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Article 14 below shall be of no force or effect.

SECTION 13.4   LANDLORD'S LIABILITY.

13.401 Tenant's Rights in Respect of Landlord Default. Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Sections 7.1 and 8.2 above and Rider H-2 attached hereto. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any and deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant's sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as hereinbefore expressly provided.

13.402 Certain Limitations on Landlord's Liability. UNLESS COVERED BY SUBSECTION 7.502 ABOVE OR CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND WITHOUT LIMITING THE PROVISIONS OF SECTION 7.4, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY OF ANY KIND (i) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, (ii) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment, (iv) caused by tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work or (v) caused by any act, neglect or negligence of Tenant. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises, the Building or any other part of the property by reason of theft or burglary.

SECTION 13.5 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. IT IS THE INTENT OF LANDLORD AND TENANT TO WAIVE ALL OF THE PROVISIONS (OTHER THAN SECTION 17.555) OF THE TEXAS DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE (THE
"DTPA") AS SUCH PROVISIONS ARE OR MAY BE APPLICABLE TO THIS LEASE AND THE TRANSACTION EVIDENCED HEREBY. Accordingly, Landlord and Tenant hereby represent and agree as follows:

        (a) Tenant represents to Landlord that Tenant is not in a significantly disparate bargaining position with respect to this Lease and the transaction evidenced hereby.

        (b) Tenant represents to Landlord that Tenant is represented by legal counsel in connection with this Lease.

        (c) Tenant represents to Landlord that this Lease does not involve a purchase or lease of a family residence occupied or to be occupied as Tenant's residence and that, with respect to this Lease, Tenant is a business consumer as that term is used in the DTPA (i.e. Tenant is an individual, partnership or corporation who seeks or acquires by purchase or lease, any goods or services for commercial or business use).

        (d) Landlord and Tenant agree that the total consideration paid or to be paid by Tenant over the term of this Lease exceeds $500,000,000, failing which this part (d) shall be deemed deleted.

          (e) Tenant represents to Landlord that Tenant has assets of $5 million or more according to the most recent financial statement of Tenant prepared in accordance with generally accepted accounting principles, failing which Landlord and Tenant shall have their respective legal counsel sign this Lease in the space provided on the signature page hereof. Tenant further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of this transaction.

          (f) LANDLORD AND TENANT HEREBY AGREE, FOR THEMSELVES, THEIR AGENTS, PROPERTY MANAGERS, BROKERS AND CONTRACTORS AND THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, THAT ALL OF THE PROVISIONS OF THE DTPA (EXCEPT FOR SECTION 17.555 THEREOF) WHICH ARE OR MAY BE APPLICABLE TO THIS LEASE AND THE TRANSACTION EVIDENCED HEREBY ARE HEREBY WAIVED, INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ALL RIGHTS AND REMEDIES RESULTING FROM OR ARISING OUT OF ANY AND ALL ACTS OR PRACTICES OF THE OTHER PARTY OR THEIR AGENTS, PROPERTY MANAGERS OR BROKERS OR THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES OR ASSIGNS IN CONNECTION WITH THIS LEASE AND/OR THE TRANSACTION EVIDENCED HEREBY, REGARDLESS OF WHETHER SUCH ACTS OR PRACTICES OCCURRED BEFORE OR AFTER THE EXECUTION OF THIS LEASE. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXECUTION AND ANY TERMINATION OF THIS LEASE. IF PART (d) ABOVE IS DEEMED DELETED, THIS
          SECTION 13.5 SHALL NOT BE APPLICABLE AND SHALL BE WITHOUT FORCE OR EFFECT.

                                   ARTICLE 14
                                    NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided in Item 15 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other persons as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or fax, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or fax number, as the case may be, is set forth in Item 15 of the Basic Lease Provisions. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex of fax, upon receipt.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory in the main lobby and adjacent to the access door or doors to the Premises. see Rider 6., Exterior Signage.

SECTION 15.3 NO WAIVER. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------
of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to render unnecessary the obtaining of Tenant's consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 COMMON AREAS. "Common Areas" will mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, public rest rooms,* Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. Common Areas shall not include the Garage. "Service Corridors" shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. "Service Areas" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit A as being part of the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 11 of the Basic Lease Provisions and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named. Landlord has agreed to pay the fees of the broker (but only the broker) named in Item 11 of the Basic Lease Provisions to the extent that Landlord has agreed to do so pursuant to a written agreement with such broker.

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 INTEREST ON TENANT'S OBLIGATIONS. Any amount due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at the lower of (i) twelve percent (12%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.


    * see inserts for Section 15.5   ** see inserts for Section 15.5

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

* (which shall not include restrooms on floors of the Building that are leased by a single tenant)

** Notwithstanding anything stated to the contrary, Tenant, at Tenant's cost, shall have the right to install conduit and wiring and cabling between Tenant's Premises on floor eleven (11) and floor twelve
        (12) of the Building in areas designated by Landlord and in accordance with rules and regulations for the Building, established as standard by Landlord, for such installation.


                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                                    -17(A)-

SECTION 15.11 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

SECTION 15.12 DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.13 AUTHORITY OF TENANT. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the laws of a state other than Texas, is qualified under said Texas limited partnership act. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section
15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Tenant.

SECTION 15.14 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, and delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.15 RECORDING. This Lease shall not be recorded. However, Landlord* shall have the right to record a short form or memorandum hereof, at ** expense, at any time during the term hereof and, if requested,*** agrees (without charge) to join in the execution thereof.

SECTION 15.16 NO REPRESENTATIONS. Landlord and Landlord's agents have made no warranties, representations or promises (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property) except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

SECTION 15.17 PARKING. If the Property includes a Garage, there shall be an Exhibit F attached hereto, which shall set forth the agreements between Landlord and Tenant relating to parking. If there is no Garage included in the Property, then the remaining provisions of this Section shall be applicable with respect to parking. The parking areas shall be designated form automobile parking **** on a non-exclusive basis for all Property tenants (including Tenant) and their respective employees, customers, invitees and visitors. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which Tenant agrees to conform. Tenant shall only permit parking by its employees, customers and agents of automobiles in appropriate designated parking areas.

SECTION 15.18 ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.19 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).


    * see inserts for Section 15.15    ** see inserts for Section 15.15
  *** See inserts for Section 15.15  **** see insert for Section 15.17

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                           INSERTS FOR SECTION 15.15

*    or Tenant


*    the requesting party's


***  the other party





                            INSERT FOR SECTION 15.17


**** and bicycle and motorcycle parking (if applicable)

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------


                                   -18(A)-

SECTION 15.21 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.22 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.

For purposes of Section 13.5(e)    LANDLORD
only, Landlord's attorney and
Tenant's attorney have executed    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
this Lease:                        a New Jersey corporation

-------------------------------    BY: PREMISYS Real Estate Services, Inc.
  Attorney for Landlord                ----------------------------------------
                                      its duly authorized agent

                                      By:    /s/ Ray Hein
                                          -------------------------------------
                                      Name:  Ray Hein
                                           ------------------------------------
                                      Title: Regional Vice President
                                            -----------------------------------
                                   TENANT

                                   Simulation Sciences Inc., a Delaware
                                   corporation

                                   By: /s/   Daniel T. Nichols
-------------------------------       -----------------------------------------
  Attorney for Tenant              Name:     Daniel T. Nichols
                                        ---------------------------------------
                                   Title:    VP HR & ADMIN
                                         --------------------------------------

                       OFFICE LEASE, EXHIBITS AND RIDERS

                                   EXHIBIT A

                          FLOOR PLAN FOR THE PREMISES

     This Exhibit is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, and Simulation Sciences Inc., a Delaware corporation.

                                  [FLOOR PLAN]

Level 11                                                               June 1997
--------------------------------------------------------------------------------
                                             Leased by:
                                             PREMISYS Real Estate Services, Inc.
                                             713/780-1110

                                             Managed by:
                                             PREMISYS Real Estate Services, Inc.
                                             713/743-6973



-------------------------------------------------------------------------------
DESTEC TOWER                  Existing Conditions
2500 CityWest Boulevard, Houston, Texas 77042

                                               Landlord: /s/ RH
                                                        ---------
                                                 Tenant: /s/ DTN
                                    A-1 of 2            ---------

                          FLOOR PLAN FOR THE PREMISES

     This Exhibit is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, and Simulation Sciences Inc., a Delaware corporation.

                                  [FLOOR PLAN]

Level 12                                                               June 1997
--------------------------------------------------------------------------------
                                             Leased by:
                                             PREMISYS Real Estate Services, Inc.
                                             713/780-1110

                                             Managed by:
                                             PREMISYS Real Estate Services, Inc.
                                             713/743-6973
--------------------------------------------------------------------------------
DESTEC TOWER                  Existing Conditions
2500 CityWest Boulevard, Houston, Texas 77042




                                                               Landlord:/s/  RH
                                                                        --------
                                                                 Tenant:/s/  DTN
                                                                        --------
                                                                        Initials


                                    A-2 of 2

                                   EXHIBIT B

                             LAND LEGAL DESCRIPTION

     This Exhibit is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and Simulation Sciences Inc., a Delaware corporation ("Tenant").

BEING a parcel of land containing 5.303 acres in the George Bellows Survey, Abstract 3, Harris County, Texas. Said parcel being more particularly described in metes and bounds as follows, with all bearings and coordinates referenced to the Texas Coordinate Systems, South Central Zone:

BEGINNING, at the 5/8-inch iron rod (X = 3,090,807.09, Y = 708,591.66) set in the west line of that certain 82.735 acre tract conveyed from Southwest, Inc. to CityWest Joint Venture, dated February 20, 1981, and recorded in File Number G873305, Film Code 178-93-1779 of the Harris County Official Public Records of Real Property (H.C.O.P.R.R.P.), same being the east line of Walnut Bend Subdivision, Section Four, as recorded in Volume 84, Page 54 of the Map Records of Harris County. Said point bears North 02 degrees 13'39" West, 468.17 feet from the southwest corner of the aforementioned 82.735 acre tract;

THENCE, North 02 degrees 13'39" West, continuing along said west line, same being the west line of a 15-foot wide drainage easement as recorded in File Number D668768, Film Code 149-23-2244 of the H.C.O.P.R.R.P., a distance of
458.00 feet to a 5/8-inch iron rod set for the northwest corner of the herein described parcel;

THENCE, North 87 degrees 46'21" East, departing said west line, a distance of
299.05 feet to a 5/8-inch iron rod set for the northeast corner of the herein described parcel;

THENCE, South 40 degrees 00'00" East, a distance of 99.56 feet to a 5/8-inch iron rod set for the point of curvature for a curve to the right;

THENCE, an arc distance of 303.26 feet along said curve to the right, having a radius of 460.00 feet, a central angle of 37 degrees 46'21", and a chord bearing and distance South 21 degrees 06'50" East, 297.79 feet to a 5/8-inch iron rod set for the point of tangency;

THENCE, South 02 degrees 13'39" East, a distance of 251.37 feet to a 5/8-inch iron rod set for the southeast corner of the herein described parcel;

THENCE, South 87 degrees 46'21" West, a distance of 263.73 feet to a 5/8-inch iron rod set for the most southerly southwest corner of the herein described parcel;

THENCE, North 02 degrees 13'39" West, a distance of 153.83 feet to a 5/8-inch iron rod set for an interior corner of the herein described parcel;

THENCE, South 87 degrees 46'21" West, a distance of 192.70 feet to the POINT OF BEGINNING, containing 5.303 acres of land.




                                                               Landlord:/s/  RH
                                                                        --------
                                                                 Tenant:/s/  DTN
                                                                        --------
                                                                        Initials

                                  EXHIBIT C

                          RENTABLE AREA CALCULATIONS


        This Exhibit is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, and Simulation Sciences Inc. a Delaware corporation.

        The rentable area of the Building is the Agreed Rentable Area of the Building set forth in Item 1b of the Basic Lease Provisions and the rentable area of the Premises is the Agreed Rentable Area of the Premises set forth in
Item 2b of the Basic Lease Provisions. Both the rentable area of the Building and the rentable area of the Premises have been calculated by Landlord's architect, in accordance with BOMA MEASUREMENT STANDARD, ANS Z65.1-1990. Rentable areas shown in the Basic Lease Provisions and the Riders which are a part of this Lease are agreed to be as shown regardless of minor variations resulting from actual construction. All other rentable area calculations shall be calculated in accordance with the remaining provisions of this Exhibit C.


THE BUILDING'S CALCULATION METHOD IS THE BOMA MEASUREMENT STANDARD, ANS Z65.I-1990.


                                                       Initial
                                                       Landlord: /s/ RH
                                                                --------
                                                         Tenant: /s/ DTN
                                                                --------

                                  EXHIBIT D

                                 WORK LETTER
                   PLANS TO BE AGREED UPON/FINISH ALLOWANCE

        This Exhibit is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

1.  Plans.

1.1 Space Plan. On or before October 1, 1997, designated space planner, at Tenant's expense, shall prepare and deliver to Tenant a space plan for the Premises showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the Premises. Tenant will at all times cooperate with Landlord's space planner, furnishing all reasonable information and material concerning Tenant's organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the Disability Acts), equipment, inventory, etc., necessary for the space planner to efficiently and expeditiously arrive at an acceptable lay-out of the Premises. Tenant will approve or disapprove in writing the space plan within three (3) business days after receipt from Landlord and if disapproved, Tenant shall provide Landlord and space planner with specific reasons for disapproval. If Tenant fails to approve or disapprove the space plan on or before the end of such three (3) business day period, Tenant shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Tenant has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the "Space Plan"). If the space plan is not approved in writing by both Landlord and Tenant by October 1, 1997, Landlord may, at its sole option, terminate the Lease and this Exhibit, whereupon Landlord shall have no further liability or obligation thereunder or hereunder.* If Landlord does not elect to so terminate, then each day after October 1, 1997 that the space plan is not approved by Tenant shall constitute one (1) day of Tenant Delay (hereinafter defined).

1.2 Compliance With Disability Acts. Tenant shall promptly provide Landlord and space planner and/or architect as applicable, with all information needed to cause the construction of Tenant's Improvements to be completed such that Tenant, the Premises ** and Tenant's Improvements (as constructed) will be in compliance with the Disability Acts. TENANT SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS ARISING FROM OR OUT OF (x) information or design and space plans furnished to Landlord by Tenant (or the lack of complete and accurate information so furnished) concerning Tenant's Improvements, (y) Tenant's employer-employee obligations, or (z) after the Commencement Date, violations by Tenant and/or Tenant's Improvements or the Premises not being in compliance with the Disability Acts as the result of changes in regulations or law or interpretations thereof not in effect on the Commencement Date. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors. Without limiting the foregoing, if Landlord constructs Tenant's Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of the Disability Acts, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with the Disability Acts as promptly as is practicable.

1.3 Construction Plans. On or before fifteen (15) days after approval of the Space Plan, the Design and Color Scheme and the Above Standard Product Specification List by Landlord and Tenant, Landlord's space planner and engineer, at Tenant's expense, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agree to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's improvements requested pursuant to the Space Plan, the Design and Color Scheme and the Above Standard Product Specification List (all improvements required by the Construction Plans are herein called "Tenant's Improvements"), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after construction plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and if disapproved, Tenant shall provide Landlord and Landlord's space planner and engineer specific reasons for disapproval. The foregoing process shall continue until the construction plans are approved by Tenant; provided that if Tenant fails to respond in any five (5) business day period, Tenant shall be deemed to have approved the last submitted construction plans. If the construction plans are not approved in writing by both Tenant and Landlord on or before November 1, 1997 for any reason whatsoever, Landlord may, at its sole option, terminate the Lease and this Exhibit, whereupon Landlord shall have no further liability or obligation thereunder or hereunder.*** If Landlord does not elect to so terminate, then each day after November 1, 1997 that the construction plans are not approved by Tenant shall constitute one (1) day of Tenant Delay.

1.4 Changes to Approved Plans.   If any re-drawing or re-drafting of either the
Space Plan or the Construction Plans is necessitated by Tenant's requested changes (all of which shall be subject to approval by Landlord and, if applicable, the Texas Department of Licensing & Regulation and any other governmental agency or authority to which the plans and specifications

   * see Insert for Exhibit D., Item 1.1 ** see Insert for Exhibit D.,Item 1.2 *** see Insert for Exhibit D., Item 1.3

                                             /s/ RH
                                             -----------------------------------

                                             /s/ DTN
                                             -----------------------------------

                        INSERT FOR EXHIBIT D., ITEM 1.1


* Prior to terminating this Lease, Landlord shall notify Tenant, in writing, of all issues pertaining to the Plans which need to be resolved by the parties, and the parties shall have ten (10) days to attempt in good faith and with due diligence to resolve such issues to the mutual satisfaction of both parties.


                        INSERT FOR EXHIBIT D., ITEM 1.2


** (which includes the restrooms on floors in which Tenant is a single tenant.)


                        INSERT FOR EXHIBIT D., ITEM 1.3

*** Prior to terminating this Lease, Landlord shall notify Tenant, in writing, of all issues pertaining to the Plans which need to be resolved by the parties, and the parties shall have ten (10) days to attempt in good faith and with due diligence to resolve such issues to the mutual satisfaction of both parties.


                                                        Initial
                                                        Landlord:  /s/ RH
                                                                 -----------
                                                        Tenant:    /s/ DTN
                                                                 -----------





                                     D-1(A)
are required to be submitted), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

1.5 Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.*

2.   Construction and Costs of Tenant's Improvements.

2.1 Construction Obligation and Finish Allowance. Landlord agrees to construct Tenant's Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with an allowance up to $450,580.00 (the "Finish Allowance"), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements (the "Contract Sum"), and (ii) the fees of the preparer of the Construction Plans (the foregoing costs are collectively referred to as the "Permitted Costs").**

2.2 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs ("Excess Costs"), provided, however, Landlord will, prior to the commencement of construction of Tenant's Improvements, advise Tenant of the Excess Costs, if any, and the Contract Sum. Tenant shall have two (2) business days from and after the receipt of such advice within which to approve or disapprove the Contract Sum and Excess Costs. If Tenant fails to approve same by the expiration of the second such business day, then Tenant shall be deemed to have approved the Proposed Contract Sum and Excess Costs. If Tenant disapproves the Contract Sum and Excess Costs within such two (2) business day period, then Tenant shall either reduce the scope of Tenant's Improvements such that there shall be no Excess Costs or, at Tenant's option, Landlord shall obtain two (2) additional bids, provided that each day beyond such two (2) business day period and until the rebid is accepted by Tenant shall constitute a Tenant Delay hereunder. Subject to the last sentence of this subsection, the foregoing process shall continue until a Contract Sum and resulting Excess Costs, if any, are accepted or deemed accepted by Tenant. Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Tenant's Improvements in writing prior to the commencement of construction. If Tenant fails to accept a Contract Sum by December 31, 1997, Landlord shall have the right to terminate this Lease.

2.3 Liens Arising from Excess Costs. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate provided for in Section 15.10 of the Supplemental Lease Provisions from the date of payment by Landlord until the date paid by Tenant.

2.4 Construction Deposit. Tenant shall remit to Landlord an amount (the "Prepayment") equal to one-half (1/2) of the projected Excess Costs, if any, prior to the commencement of construction by Landlord. On or prior to the Commencement Date, Tenant shall deliver to Landlord the accrual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Section 2.4 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

3. Delays. Delays in the completion of construction of Tenant's Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant, Tenant's Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractors shall constitute "Tenant Delays". In the event that Tenant's Improvements are not Substantially Complete by the Commencement Date referenced in Item 8 of the Basic Lease Provisions, then the Commencement Date referenced in Item 8 shall be amended to be the Adjusted Substantial Completion Date (hereinafter defined) and the Expiration Date referenced in Item 9 of the Basic Lease Provisions shall be adjusted forward by the same number of days as is the Commencement Date, so that the term of the Lease will be the term set forth in
Item 7 of the Basic Lease Provisions. The Adjusted Substantial Completion Date shall be the date Tenant's Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delays, if any.*** The foregoing adjustments in the Commencement Date and the Expiration Date shall be Tenant's sole and exclusive remedy in the event Tenant's Improvements are not Substantially Complete by the initial Commencement Date set forth in Item 8 of the Basic Lease Provisions.

4. Substantial Completion and Punch List. The terms "Substantial Completion" and "Substantially Complete," as applicable, shall mean when: (i) Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted use (as described in Item 12 of the Basic Lease Provisions)**** When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion


*    see Insert for Exhibit D., Item 1.5

**   see Insert for Exhibit D., Item 2.1

***  see Insert for Exhibit D., Item 3.

**** see Insert for Exhibit D., Item 4


                                    Landlord:/s/ RH
                                             --------

                                      Tenant:/s/ DTN
                                             --------
                                             INITIALS

                        INSERT FOR EXHIBIT D., ITEM 1.5


 * In addition, should Tenant elect to use a space planner other than Landlord's space planner, Tenant, at Tenant's cost, shall provide Landlord one (1) full set of blueline Construction Plans and one (1) diskette of the Construction Plans compatible with Landlord's software, plus one (1) separate diskette compatible with Landlord's software of the final Space Plan only.



                        INSERT FOR EXHIBIT D., ITEM 2.2


** In addition, Landlord shall provide Tenant an additional allowance of $65,000.00 ("Additional Allowance") which Additional Allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) construction necessary to comply with the Disability Acts in the restrooms, (ii) Excess Costs and (iii) Basic Rent if not exhausted for preceding Items (i) and (ii). In no event, however, shall Tenant be responsible for the cost of the removal of any asbestos containing materials on Floor 11 and/or 12 of the Building that have been identified in the Asbestos-Containing Materials Survey conducted by BCM Engineers, Inc. for Destec Tower in December 1992 previously submitted to Tenant's attention for review via overnight courier with a cover letter dated July 15, 1997, and provided the removal of any such asbestos containing materials is completed prior to the Commencement Date.



                         INSERT FOR EXHIBIT D., ITEM 3


*** In no event, however, shall the Commencement Date be greater than fifty-three (53) days after Landlord has delivered vacant possession of the Premises to Tenant.



                         INSERT FOR EXHIBIT D., ITEM 4


**** , (ii) only minor "punch-list" items which will not interfere with Tenant's occupancy and use of the Premises and which can be completed within thirty (30) days after the "punch-list" is created, and (iii) a certificate of occupancy has been issued. If Tenant's Improvements are not Substantially Complete, for reasons other than Tenant Delays within one-hundred eighty (180) days after the Commencement Date set forth in
        Item 8, of the Basic Lease Provisions, Tenant has the option, but not the obligation, to terminate this Lease by providing Landlord written notice.

                                                              ----------------
                                                              Initial
                                                              Landlord: /s/ RH
                                                                       -------
                                                              Tenant:  /s/ DTN
                                                              ----------------


                                     D-2(A)
of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

5. Tenant's Contractors.* to enter the Premises or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

     (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

     (b) Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, "Tenant's Contractors"), work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

     (c) Tenant (notwithstanding the first sentence of subsection 7.201 of the Supplemental Lease Provisions), Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant's Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, convents, provisions and conditions of the Lease except the covenant to pay Rent.

6. Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD'S REPRESENTATIVE:

     NAME      Mr. Rob Nelson
               -----------------------------------
     ADDRESS   2500 CityWest Blvd., Suite 125
               -----------------------------------
               Houston, Texas  77042
               -----------------------------------
     PHONE     713/783-6973
               -----------------------------------

TENANT'S REPRESENTATIVE:

     NAME
               -----------------------------------
     ADDRESS
               -----------------------------------

               -----------------------------------
     PHONE
               -----------------------------------


* see insert for Exhibit D., Item 5
                                                              -----------------
                                                              Initial
                                                              Landlord: /s/ RH
                                                                         ------
                                                              Tenant:   /s/ DTN
                                                              -----------------

                          INSERT FOR EXHIBIT D, ITEM 5



*   Tenant shall have the right


                                                               -----------------
                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------



                                     D-3(A)

                                   EXHIBIT E

                       ACCEPTANCE OF PREMISES MEMORANDUM

        This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the "Lease") dated the 2nd day of September, 1997, between The Prudential Insurance Company of America, a New Jersey corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at 2500 CityWest Boulevard, in Houston, Texas (the "Building"). Landlord and Tenant hereby agree that:

1. Except for the Punch List Items (as shown on the attached Punch List), Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2. The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and Tenant's Improvements are satisfactory in all respects, except for the Punch List Items and are suitable for the Permitted Use.

3. The Commencement Date of the Lease is __________________, ________. If the date set forth in Item 8 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 8 of the Basic Lease Provisions is hereby amended to be the Commencement Date set forth in the preceding sentence.

4.      The Expiration Date of the Lease is ___________________, _________. If
        the date set forth in Item 9 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 9 of the Basic Lease Provisions is hereby amended to be the Expiration Date set forth in the preceding sentence.

5. Tenant acknowledges receipt of the current Rules and Regulations for the Building.


6. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this ____ day of __________________, _________.

                                LANDLORD

                                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA a New Jersey corporation


                                BY: PREMISYS Real Estate Services, Inc.
                                    --------------------------------------------
                                    its duly authorized agent


                                    By:     /s/ RAY HEIN
                                        ----------------------------------------
                                    Name:   Ray Hein
                                          --------------------------------------
                                    Title:  Regional Vice President
                                           -------------------------------------


                                TENANT

                                Simulation Sciences Inc., a Delaware corporation
                                ------------------------------------------------


                                By: [SIGNATURE] /s/ DANIEL T. NICHOLS
                                    --------------------------------------------
                                Name:   Daniel T. Nichols
                                      ------------------------------------------
                                Title:  Vice President
                                       -----------------------------------------

                                   EXHIBIT F

                            GARAGE PARKING AGREEMENT
                          NON-RESERVED PARKING SPACES

     This Exhibit is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

 1. Parking Spaces. So long as the Lease remains in effect, Tenant or persons designated by Tenant shall have the right (but not the obligation) to rent in the Garage on an unreserved and non-exclusive basis up to one-hundred thirty-five (135) parking spaces in the garage during the term of this Lease. Each capitalized term not defined herein shall have the meaning assigned to it in the Supplemental Lease Provisions.

 2. Parking Rental. The * rent for such parking spaces shall be the rate $35.00 for each unreserved parking space **. All payments of rent for parking spaces shall be made (i) at the same time as Basic Monthly Rent is due under the Lease and (ii) to Landlord or to such persons (for example but without limitation, the manager of the Garage) as Landlord may direct from time to time.

 3. Lost Parking Cards. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

 4. Validation. Tenant may validate visitor parking, by such method or methods as Landlord or the Garage operator may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord expressly reserves the right to redesignate parking areas and to modify the parking structure for other uses or to any extent.

 5. Parking Stickers and Cards. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable.

 6. Damage to or Condemnation of Garage. If Landlord fails or is unable to provide any parking space to Tenant in the Garage because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant's obligation to pay rent for any such parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space.

 7. Rules and Regulations. A condition of any parking shall be compliance by the parker with Garage rules and regulations, including any sticker or other identification system established by Landlord. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for the Garage as it deems necessary for the operation of the Garage.

     (a) Cars must be parked entirely within the stall lines painted on the floor.

     (b)  All directional signs and arrows must be observed.

     (c)  The speed limit shall be five (5) miles per hour.

     (d) Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s) including, but not limited to areas designated as "Visitor Parking" or reserved spaces not rented under this Agreement.

     (e) Every parker is required to park and lock his own car. All responsibility for damages to cars or persons or loss of personal possessions is assumed by the parker.

     (f) Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

 8. Default. Failure to promptly pay the rent required hereunder shall constitute a default under the Lease and Landlord, may, at its option and in addition to all other remedies provided for in the Lease, terminate Tenant's rights to use the Garage. Landlord may refuse to permit any person who violates the rules to park in the Garage and any violation of the rules shall subject the car to removal at the car owner's expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of the Premises.


                                                          Initial

                                                          Landlord:  RH
                                                                     --
                                                          Tenant:    DTN
                                                                     --

                                   EXHIBIT G

                            HOUSTON OFFICE BUILDING
                             RULES AND REGULATIONS

        This Exhibit is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and Simulation Sciences Inc., a Delaware corporation ("Tenant").

Subject to the Lease, the following rules and regulations and standards shall be observed by Tenant:

 1. Except as expressly permitted in the Lease, Tenant shall not use the Premises, the Building or any other part of the Property to sell any items or services at retail price or cost to the general public without prior written approval of the Landlord. The sale of services for stenography, typewriting, blueprinting, duplicating and similar busi-nesses shall not be conducted from or within the Premises, the Building or any other part of the Property for the service or accommodation of occupants of the Building or users of any other part of the Property without prior written consent of the Landlord. Tenant shall not con-duct any auction on the Premises or any other part of the Property nor store goods, wares or merchandise on the Premises (except for Tenant's own personal use) or any other part of the Property.

 2. Sidewalks, halls, doorways, vestibules, passageways, stairwells and other similar areas shall not be obstructed or used by Tenant for a purpose other than normal ingress and egress to and from the Premises and Building.

 3. Fire arms, weapons, flammable, explosive or other hazardous liquids and materials shall not be brought on the Premises or into the Building or on the Property without the prior written consent of the Landlord.

 4. Except as expressly permitted in the Lease, Tenant shall not make any alterations or improvements to the Premises without the prior written consent of Landlord. All improvements and the methods of installing and constructing such improvements must be approved in writing by Landlord prior to commencement of installation and/or construction. Should Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician as to where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. All contractors and technicians performing work for Tenant within the Building shall be referred to Landlord for approval before performing such work.

 5. Movement into or out of the Building of freight, furniture, office equipment or other material for dispatch or receipt by or on behalf of Tenant that requires movement through public corridors or lobbies or entrances to the Building shall be limited to the use of service elevators only and shall be done at hours and in a manner approved in writing by Landlord for such purposes from time to time. Only licensed commercial movers shall be used for the purpose of moving freight, furniture or office equipment to and from the Premises and Building. All band trucks shall be equipped with rubber tires and rubber tire guards. Tenant shall be responsible for all damage to the Building inflicted by Tenant's agents and employees in moving equipment or furniture into or out of the Building.

 6. Requests by Tenant for building services, maintenance or repair shall be made in writing to the office of the Building manager.

 7. Tenant shall not change locks or install additional locks on doors without the prior written consent of the Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without the prior written approval of Landlord. All keys to the Premises and combinations to vaults shall be surrendered to Landlord upon termination of tenancy.

 8. Tenant shall give prompt notice to the office of the Building manager of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids, or other materials or substances which may cause injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures by Tenant, its agents, employees or invitees, and damages resulting to such fixture or appliances from misuse by Tenant or Tenant's agents, employees or invitees shall be paid by Tenant, and Landlord shall not in any case be liable therefor. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed and any damage resulting to them from misuse shall be borne by Tenant. Tenant shall not waste water by interfering with faucets or otherwise.

 9. Except as expressly permitted in the Lease and except for the preparation of food in microwave ovens for Tenant's employees, no food shall be prepared in or distributed from the Premises without the prior written approval of the Building manager. Except for no more than two
        (2) vending machines per floor for Tenant's employees use, vending machines or dispensing machines of any kind wild not be placed in the Premises by Tenant unless prior written approval has been obtained from Landlord.

10. Landlord shall have the power to prescribe the weight and position of safes, filing cabinets or other heavy equipment which may overstress any portion of the floor. Any damage done to the Building by the improper placement of heavy items which overstress the floor will be repaired at the sole expense of the Tenant. Tenant shall notify the Building manager when safes or other heavy equipment are taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after prior written permission from Landlord. Persons employed to move such property must be pre-approved by Landlord.

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------


                                    G-1 of 2

11. Tenant shall cooperate with Building employees in keeping the Premises neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. Trash shall only be disposed of in appropriate receptacles approved by Landlord.

12. Tenant, its employees, or agents, or anyone else who desires to enter the Building after normal working hours, will be required to identify themselves and to sign in upon entry and sign out upon leaving, giving their location during their stay and their time of arrival and departure. The Building will normally be open for business from 7:00 a.m. until 6:00 p.m., Monday through Friday and 8:00 a.m. until 1:00 p.m. on Saturdays, the following holidays excepted: January 1st (New Year's Day); Last Monday in May (Memorial Day); July 4th (Independence Day); First Monday in September (Labor Day); Fourth Thursday in November (Thanksgiving Day); December 25th (Christmas Day) and any other day on which tenants in other buildings comparable to the Building are generally closed.

13. Tenant shall not install any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever, without Landlord's prior written consent. Landlord will control all internal lighting, signage and furnishings that may be visible from the exterior of the Building or Common areas and shall have the right to change any unapproved item, without notice to Tenant, at Tenant's expense.

14. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant, its employees or agents, on, about or from any part of the Premises or the any other part of the Property without the prior written consent of Landlord. Landlord will provide and maintain a directory in the Building and no other directory shall be permitted.

15. Tenant shall not permit any improper, objectionable, or unpleasant noises or odors in (or to be emitted from) the Premises or the Building, nor shall Tenant permit the operation of any machinery or equipment in the Premises that could in any way annoy any other tenant in the Building, nor shall Tenant otherwise interfere in any way with other tenants in the Building or adjoining landowners or persons having business with such other tenants or adjoining landowners.

16.  Tenant shall keep all corridor doors, when not in use, closed.

17. Tenant shall at no time use, or permit the use of, the Premises or any portion thereof as sleeping or lodging quarters.

18. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building and on the Property.

19. Tenant shall not sell lottery tickets or conduct any other form of gambling from or within the Premises or any other part of the Property.

20. Except for seeing eye dogs assisting the disabled, Tenant shall not keep any animals or birds in or about the Premises or the Building.

21. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

22. Landlord will not be responsible for personal property, equipment, money or jewelry lost or stolen from the Premises.

Landlord reserves the right to rescind any of these rules and regulations and to make such other further rules and regulations as in its reasonable judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building or any other portion of the Property, the operation of the Building, the preservation of good order in the building and on the Property, the orderly management of the Building and/or the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations need not be uniform for each tenant and, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed. These Rules and Regulations and no amendments hereto shall ever be construed to create any obligations on Landlord. In the event of any conflict between these Rules and Regulations and the Lease of which they are a part, the Lease shall control.

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------


                                    G-2 of 2

                                   EXHIBIT H

                     ARBITRATION OF "RENEWAL RENTAL RATE"

     This Exhibit is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and Simulation Sciences Inc., a Delaware corporation ("Tenant").

A. If Tenant timely and properly exercises its Renewal Option as set forth in Rider 4. and fulfills the terms and conditions set forth in Item 3. of Rider 4., but Landlord and Tenant are unable to agree upon the Renewal Rental Rate, the amount of Renewal Rental Rate for purposes thereof shall thereafter be determined by arbitration pursuant to this Exhibit. Each arbitrator appointed pursuant to the terms and provisions hereof shall select which of the Renewal Rental Rate designated by Landlord or the Renewal Rental Rate designated by Tenant more closely approximates the actual, in the option of such arbitrator, Renewal Rental rate. Such closer approximation shall be deemed to constitute the "decision" of such arbitrator.

B. If Landlord and Tenant are unable to agree upon the Renewal Rental Rate to be applicable to the Renewal Option exercised by Tenant hereunder, then either party may submit the dispute with respect thereto to arbitration by the giving of written notice to the other party, which notice shall state the name and address of an arbitrator appointed by the first party. Within ten (10) days after the giving of such notice, the other party shall appoint a second arbitrator and notify the first party of the name and address of the second arbitrator. Coincident with the appointment of each arbitrator, the arbitrator shall be given a written statement of the issues submitted to it and the text of the definition of Renewal Rental Rate as set forth in this Lease. If the party entitled to do so fails to timely appoint the second arbitrator, the first arbitrator shall proceed to resolve the issue. If the second arbitrator is appointed, the two arbitrators shall meet within ten (10) days after the appointment of the second arbitrator and attempt to resolve the issue. If, within thirty (30) days thereafter, they have not agreed upon the resolution of the issue, they shall appoint a third arbitrator. If the two (2) arbitrators are unable to agree upon a third arbitrator within ten (10) days after the expiration of the aforesaid thirty (30) day time period, the third arbitrator shall be selected by Landlord and Tenant jointly, or, if within a period of fifteen (15) days after first attempting to do so, Landlord and Tenant are unable to agree upon the identity of the third arbitrator, then either Landlord or Tenant on behalf of both may request that the United States District Judge for the Southern District of Texas, Houston Division (in his individual, but not judicial, capacity), who is then senior in service, appoint the third arbitrator. The third arbitrator, regardless of whether appointed by the two (2) arbitrators or by Landlord and Tenant jointly, or by the act of said District Judge, shall be fully empowered to act hereunder as if originally appointed as one of the first two arbitrators by Landlord and Tenant. The arbitrator or arbitrators, as the case may be, shall then resolve the issue submitted. The decision of the arbitrator shall be given within a period of thirty (30) days after the appointment of the first arbitrator (if no other arbitrator is appointed), the second arbitrator (if only two [2] arbitrators are appointed and they agree on the resolution issue), or by the third arbitrator (if three [3] arbitrators are appointed). The decision of the single arbitrator, or the decision in which any two arbitrators shall have concurred, or if there are three arbitrators, then the decision of a majority of three arbitrators shall constitute the decision and shall be final, binding, and conclusive on Landlord and Tenant. Any final, binding and conclusive decision of the arbitrator(s) shall be non-appealable and enforceable in any court having jurisdiction. If any arbitrator shall fail, refuse or become unable to act, a new arbitrator shall be appointed in its place by the party which appointed it or, if the arbitrator was the third arbitrator so appointed, by following the same methods as was originally followed with respect to the appointment of the third arbitrator. All hearings and proceedings held by the arbitrators shall take place in Houston, Texas.

C. The losing party shall pay all arbitration costs including the fees and expenses of all arbitrators.

D. No person shall be appointed, or if appointed, qualified to act as an arbitrator under this Exhibit unless that person is (i) qualified to evaluate, and shall have been actively engaged for not less than five (5) years immediately preceding the arbitrator's appointment in the evaluation of high rise office buildings in Houston, Texas, (ii) a member of the American Institute of Real Estate Appraisers, or any successor association or body of comparable standing if such Institute is not then in existence and (iii) not associated with, by business relationship or otherwise, either party hereto or any affiliate of either party hereto and is likely to render an impartial decision on the issue to be resolved.

E. Pending the result of any matter submitted to arbitration, the Renewal Rental Rate designated by Landlord shall govern. In the event of final determination in Tenant's favor, Landlord shall refund to Tenant, with interest at ten percent (10%) per annum, the amount of any overpayment.

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                                    RIDER 1

                       EXCLUSIONS FROM OPERATING EXPENSES

        This Rider is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant").
Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant shall mutually agree as follows:

        Notwithstanding any contrary provision in subsection 2.201 of the Supplemental Lease Provisions. "Operating Expenses" shall not include any of the following:

(i) Costs for which Landlord actually receives reimbursement by insurance, condemnation awards, warranties or otherwise.

(ii) Expenses incurred in leasing or procuring new tenants, including advertising expenses or leasing commissions paid to agents of Landlord or other brokers.

(iii) Costs of renovating or constructing space for Tenant or other tenants or renovating space vacated by Tenant or other tenants.

(iv) Income, capital stock, estate, inheritance, franchise or other taxes payable by Landlord unless the same shall have been levied as a substitute for or supplement of real property taxes.

(v) Depreciation of the Building or Landlord's personal property at the Building.

(vi) Interest on debt or amortization payments on any mortgage or deed of trust, rental under any prime lease or similar rental under any other superior lease or sublease.

(vii) Any property management office rental and any wages, salaries or other compensation paid to any employee not employed for or on behalf of the Building. To the extent wages, salaries or other compensation are billed to the Building for any employee not employed by Landlord full time on behalf of the Building, Landlord shall reasonably prorate such employees time and bill to the Building only such time as the employee reasonably devotes to the Building or Building operations.

(viii)  Dividends paid by Landlord.

(ix) Costs of alterations and capital improvements which could not be expenses under generally accepted accounting principles.

(x)     Management fees that are in excess of three percent (3%) of gross Rent.

(xi) That portion of any payment made to an affiliate of Landlord that is in excess of the amount which would have been paid in the absence of such relationship.

(xii) The costs for repairs or maintenance that are reimbursed by others, including, without limitation, reimbursement made on warranty claims.

(xiii)  Additional Pass Through Costs.

(xiv)   Real Estate Taxes.

(xv) Attorney's fees and other expenses incurred in connection with disputes with other tenants.

(xvi) Costs of electricity and other services sold to tenants which are not standard for the Building and for which Landlord is reimbursed by tenants as an additional charge.

(xvii) Costs incurred by Landlord due to the violation of Landlord or any tenant or occupant of the Building of the terms and/or conditions of any lease of space in the Building.


                                                               -----------------
                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------
                                                               -----------------

(xviii) Landlord's general corporate overhead and general and administrative expenses which are not expressly chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, including salaries of Landlord's executive officers or any employee or agent above the grade of building manager.

(xix) Penalties incurred as a result of Landlord's or other tenant's (other than Tenant) negligence, inability or unwillingness to make payments and/or to file any income tax, real estate tax or information returns when due.

(xx)      Costs arising from Landlord's charitable or political contributions.

(xxi)     Costs for sculptures, paintings or other objects of art.

(xxii) Costs of correcting defects (including latent defects) in the construction of the Building, parking areas or other improvements, or in the equipment used therein, except that, for the purposes of this subparagraph, conditions resulting from ordinary wear and tear and use, vandalism and other matters not occasioned by construction defects shall not be deemed defects.

(xxiii) The portion of Tenant's Pro Rata Share Percentage for costs of compliance with the Disabilities Act in men's and women's restrooms in the Building which are attributable to the portion of the total Premises, which is leased by Tenant as entire floors. Tenant shall pay the portion of Tenant's Pro Rata Share Percentage for costs of compliance with the Disabilities Act in men's and women's restrooms which are attributable to the portion of the total Premises, which is leased by Tenant as a portion of an entire floor(s).

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                                    RIDER 2

                                 RIGHT TO AUDIT

        This Rider is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

        If a statement reflecting annual Operating Expenses is delivered to Tenant pursuant to subsection 2.203 of the Supplemental Lease Provisions, Tenant shall have the right to perform an annual audit at Tenant's expense on Landlord's books and records to the extent necessary to verify Landlord's calculation of actual Additional Rent for the prior calendar year, provided that such audit shall be conducted by a certified public accountant and further provided that the auditor's report reflecting the results of such audit shall be promptly delivered to Landlord. Any such audit shall be conducted, if at all, (i) within one-hundred eighty (180) days after the receipt of the annual statement of actual Additional Rent from Landlord, (ii) during Landlord's normal business hours, (iii) at the place where Landlord maintains its records in Houston, Texas and (iv) only after Landlord has received thirty (30) days prior written notice. If the audit report reflects that estimated Additional Rent was overcharged or undercharged in the audited calendar year and provided Landlord agrees with such audit, Tenant shall within twenty (20) days after receipt of such report pay to Landlord the amount of any underpayment or, if applicable, Landlord shall allow Tenant a credit against the next accruing installment of Additional Rent in the amount of any overpayment. Notwithstanding anything stated to the contrary, all expenses of such audit shall be borne by Tenant unless such audit shall disclose an actual overstatement of Operating Expenses by four percent (4%) or more, in which case all expenses of such audit shall be borne by Landlord.




                                                       Initial

                                                       Landlord: /s/ RH
                                                                -----------
                                                       Tenant:  /s/  DTN
                                                                -----------

                                    RIDER 3

                                  ELECTRICITY

        This Rider is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

        Subsection 5.103 of the Supplemental Lease Provisions is hereby deleted in its entirety and the following is substituted in lieu thereof:

5.103 Electricity. Landlord shall furnish to the Premises electric current not in excess of that required by the office lighting and receptacles included in Tenant's Improvements, provided, however, Tenant shall be solely responsible for (without duplication) the costs of (i) electrical consumption within the Premises which is in excess of five (5) watts per square foot of the Agreed Usable Area of the Premises, (ii) electrical consumption by equipment which requires a voltage other than 120 volts single phase (except for up to five (5) photocopy machines which require a voltage of 220 volts, single phase) and (iii) electrical consumption by any single piece of equipment in excess of 0.75 kilowatts at rated capacity (such consumption is herein referred to as "Excess Consumption" and the costs of Excess Consumption are herein referred to as "Excess Consumption Costs"). Without in any way limiting Tenant's responsibility for Excess Consumption Costs, Tenant shall not (i) without the express prior written consent of Landlord, install or use or permit the installation or use of any computer or electronic data processing equipment or any other electrical equipment which (singly) consumes more than 0.75 kilowatts at rated capacity or requires a voltage other than 120 volts single phase (except for up to five (5) photocopy machines which require a voltage of 220 volts, single phase) or (ii) use electric current in excess of the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises. Landlord may determine Excess Consumption by a survey performed by a reputable consultant or by an additional separate meter in the Premises. Tenant shall be responsible for (i) the cost of any such survey performed by Landlord and (ii) if Landlord installs a meter to measure Excess Consumption, all costs associated with such separate metering, including, but not limited to, the cost of installing, maintaining, repairing and reading the separate metering devices and subpanels.


                                                       Initial:

                                                       Landlord: /s/ RH
                                                                -----------
                                                       Tenant:   /s/ DTN
                                                                -----------

                                    RIDER 4

                                RENEWAL OPTIONS


        This Rider is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and Simulation Sciences Inc., a Delaware Corporation ("Tenant").

Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

1. If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below),
(i) Tenant is not in monetary or material non-monetary default under this Lease, (ii) Tenant then occupies a minimum of seventy-five percent (75%) of the Premises and the Premises then consist of at least all the original Premises and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant (other than an "affiliate" described in Section 11.1), shall have and may exercise an option to renew this Lease for one (1) additional term of five (5) years (the "Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal, and (y) the rental for the Renewal Term shall be the "Renewal Rental Rate." The Renewal Rental Rate is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent, Additional Rent and Parking Rental) payable by renewal tenants within the last six (6) months prior to date Tenant exercises this Renewal Option and having a credit standing substantially similar to that of Tenant, leasing approximately the same amount of space as Tenant in the following buildings: (i) the Building and (ii) the office buildings located in Westlake Park office complex if Landlord and Tenant reasonably determine that such buildings represent competitive alternatives at the time Tenant notifies Landlord, in writing, of its intention to renew. The Renewal Rental Rate will take into consideration the tenant inducements then being offered in the renewal transactions considered by Landlord and the landlords of the office buildings located in the Westlake Park office complex (if applicable).

2. If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least nine
(9) months but no more than twelve (12) months prior to the Expiration Date. Landlord shall, within the next thirty (30) days, notify Tenant in writing of Landlord's good faith, prudent business judgment determination of the Renewal Rental Rate and Tenant shall, within the next thirty (30) days following receipt of Landlord's determination of the Renewal Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant's acceptance of Landlord's determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider. If (x) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate or (y) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate within such thirty (30) day period, this Lease shall end on the Expiration Date and Landlord shall have no further obligations or liability hereunder.

3. Provided Tenant leases a minimum of three (3) full floors in the Building or at least the aggregate sum total of 67,500 square feet of Agreed Rental Area at the time the Renewal Option is exercised, Tenant shall have the right of Arbitration of Renewal Rental Rate per terms and conditions set forth in Exhibit H.


                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                                    RIDER 5

                            TENANT'S RIGHT OF OFFER
                     (BASIC RENT EQUAL TO FAIR MARKET RENT)

        This Rider is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant").

Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

A. Effective after the twelfth (12th) month anniversary of the Term and continuing through the seventy-second (72nd) month anniversary of the Term, Tenant shall have the right to offer to lease up to an aggregate sum total of 22,500 square feet of Agreed Rentable Area of Available Space (hereinafter defined) on floors two (2) through ten (10) and floor thirteen (13) of the building. Tenant shall exercise such right, if at all, by delivering to Landlord a written notice specifying the amount of expansion area (not in excess of the Maximum Available Space, as hereinafter defined but not less than 5,000 square feet of Agreed Rentable Area) that Tenant then requires (each such written notice is herein referred to as an "Offer Notice"). Within ten (10) days after receiving an Offer Notice, Landlord will advise Tenant in writing of (i) the then existing Available Space that would satisfy Tenant's expansion need (which shall include space which is then leased by an existing tenant of the Building whose lease expires within a nine (9) month period from the date of the Offer Notice and whose lease contains a renewal option which has either expired or does not contain a renewal option, and a proposal to renew has not been submitted by Landlord to any such existing tenant prior to the date of the Offer Notice), (ii) any rights of refusal, rights of opportunity, rights of offer and other similar non-firm expansion rights held by other parties, prior to the execution of this Lease by Tenant, with respect to such space as outlined above (any Available Space subject to any such non-firm expansion rights, or any Available Space which is leased to an existing tenant with no active renewal rights, except for existing tenants that have been submitted a proposal to renew and such proposal has not expired, as described herein, is herein referred to as "Encumbered Available Space") and (iii) Landlord's determination of the Fair Market Rent for each segment of then existing Available Space. Within ten (10) days after receiving Landlord's designation of then existing Available Space, Tenant shall, in writing, notify Landlord either (i) that it is exercising its right to lease a portion of the then existing Available Space (but not in excess of the Maximum Available Space), in which event Tenant shall specify the Available Space that it elects to lease or (ii) that Tenant is not exercising its right to lease then existing Available Space. If any of the Available Space is Encumbered Available Space, then Tenant's rights to lease such Encumbered Available Space shall be subject and inferior to the rights of the party(s) holding non-firm expansion rights or a proposal to renew which has not expired with respect to such space. If Tenant elects to lease the applicable Available Space within such ten (10) day period, then Tenant's election shall be irrevocable and Tenant shall be deemed to have accepted Landlord's determination of the Fair Market Rent. Failure by Tenant to notify Landlord within such ten (10) day period shall be deemed an election by Tenant not to lease one (1), all or any number of entire suites of the then Existing Available Space. Should Tenant notify Landlord in writing within such ten (10) day period advising Landlord of its rejection of any available space due specifically to the Fair market Rent being too high, Landlord shall not lease any such Available Space to a third party upon economic terms and conditions that are less than the economic terms and conditions offered to Tenant, when all pertinent factors are considered in the sole and reasonable opinion of Landlord using Landlord's prudent business judgment, without first offering such Available Space to Tenant in writing at such lesser economic terms and conditions and Tenant shall notify Landlord within ten (10) days of receipt of written notice from Landlord that it is either exercising or not exercising its right to lease such Available Space. "Available Space" is further defined to mean entire suites of vacant rentable area located on floors two (2) through ten (10) and floor thirteen (13) of the building that, at the time Landlord receives the applicable Offer Notice, is not a vacant full floor adjacent to another vacant full floor, is not subject to any lease or other occupancy agreement or a firm expansion option under a then existing lease or occupancy agreement and is not the subject of good faith negotiations between Landlord and a prospective tenant. "Maximum Available Space" shall mean an aggregate sum total of 22,500 square feet of rentable area of Available Space.

B. Available Space shall be leased to Tenant upon the same terms and conditions of this Lease (including the Term which shall be coterminous with the existing Term) with the following exceptions: (i) all Available Space shall be delivered to Tenant in "as is" condition; (ii) the Basic Annual Rent for the applicable Available Space shall be equal to the greater of: (a) the Fair Market Rent (as defined hereafter) or (b) the Rate Per Square Foot of Agreed Rentable Area schedule for the remaining Term as set forth in Item 3. of the Basic Lease Provisions, (iii) the Basic Monthly Rent for the agreed rentable area of the applicable Available Space will be equal to one-twelfth (1/12th) of the Basic Annual Rent for such Available Space; (iv) the applicable Available Space will be improved by Landlord in accordance with paragraph D following;

     (v) except as provided in paragraph D following, Tenant shall not be entitled to any allowances or inducements with respect to the applicable Available Space; and (vi) Basic Annual Rent and Additional Rent with respect to the applicable Available Space shall commence on the earlier to occur of (x) the date that Tenant commences use of the applicable Available Space for any purpose, (y) the date on which the improvements in the applicable Available Space are substantially completed or (z) thirty (30) days after Landlord and Tenant have entered into an amendment to Lease as set forth in Item G. (below), and Landlord has delivered vacant possession of the applicable Available Space to Tenant. Upon such rent commencement date, (1) the Agreed Rentable Area of the Premises shall be deemed increased by the agreed rentable area of the applicable Available Space,
     (2) Basic Annual Rent for the Premises shall be deemed increased by an amount equal to the Basic Annual Rent for the applicable Available Space,
     (3) Basic Monthly Rent for the Premises shall be deemed increased to an amount equal to one twelfth (1/12th) of the Basic Annual Rent for the Premises (as increased) and (4) Additional Rent for the Premises shall be recalculated on the basis of the increased Agreed Rentable Area of the Premises.

C. The Fair Market Rent is hereby defined to mean the then prevailing rents similar to the Basic Annual Rent payable by tenants for premises of equivalent quality, size, and utility as the applicable Available Space which is leased for a term approximately equal to the then remaining term of the Lease.

D. Tenant shall be entitled to no allowances or inducements except for a finish allowance equal to the product of (i) $10.00 multiplied by (ii) the number of rentable square feet in the applicable Available Space, multiplied by (iii) a fraction, the numerator of which is the number of full calendar months which remain in the initial Lease Term from and after the date Basic Annual Rent commences with respect to the applicable Available Space and the denominator of which is equal to ninety-six (96).

E. Upon substantial completion of the applicable Available Space improvements, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of Exhibit E attached to the Lease. If Tenant occupies any Available Space without executing the Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted such Available Space for all purposes.

F. Within thirty (30) days after Landlord's receipt of an election by Tenant to lease Available Space, Landlord and Tenant will enter into an amendment to Lease reflecting (i) the addition of the applicable Available Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant's Building Expense Percentage, (iv) the work letter substantially similar in the form set forth in the Lease which shall set forth appropriate dates and the finish allowance amount as calculated in accordance with the provisions of paragraph D (above) and (v) such other amendments as are necessary.

G. Notwithstanding any other provision or inference herein to the contrary, Tenant's rights and Landlord's obligations set forth herein shall expire and be of no further force or effect on the earliest of (a) the expiration or earlier termination of the initial Term of this Lease, (b) an assignment or sublease of greater than fifty percent (50%) of the Premises, with respect to this Lease,by Tenant other than to an "affiliate" as described in Section 11.1.(c) the last day of the seventy-second (72nd) month anniversary of the Term or (d) the date upon which Tenant has leased an aggregate sum total of Available Space equal to or exceeding the Maximum Available Space. Tenant shall have no right to exercise its right of offer if Tenant is in monetary or material non-monetary default under this Lease at the time Tenant delivers the Offer Notice to Landlord.

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                                    RIDER 6

                                EXTERIOR SIGNAGE

     This Rider is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant").

Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

Notwithstanding any provision in Section 15.2. Signage, to the contrary, Tenant, but no subtenant or assignee of Tenant, shall have the right to install Tenant's company name on the existing multi-tenant monument located in front of the Building on the southeast corner in a manner that is consistent with the standards of existing tenant names currently installed on the existing multi-tenant monument, and for the purpose of including Tenant's company name on a non-exclusive basis on the one line of the existing multi-tenant monument that currently displays the name "SYNERCOM TECHNOLOGY" as of the date of this Lease, provided Tenant leases and continues to lease on an ongoing basis, a minimum of two(2) full floors in the Building. Tenant shall have the right to submit the name of an assignee of Tenant for the purpose of obtaining Landlord's approval of the replacing of Tenant's name with the assignee's name on the existing multi-tenant monument, at Tenant's cost, and Landlord shall use its prudent business judgment and either approve or disapprove, in writing, Tenant's request to replace Tenant's name with the assignee's name on the existing multi-tenant monument. The cost of installing Tenant's company name on the existing multi-tenant monument shall be at Tenant's sole cost and expense, however, such cost and expense may be debited from the Finish Allowance set forth in attached Exhibit D of this Lease, at Tenant's option. The cost to remove the existing signage from the monument and prepare the monument for installation of Tenant's signage shall be at Landlord's cost.

                                                               Initial

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                                    RIDER 7

                            COMMUNICATIONS EQUIPMENT

     This Rider is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant").

Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

Landlord hereby grants Tenant the right, subject to execution and delivery of separate agreements satisfactory to Landlord and Tenant, exercisable at any time during the Term, to construct, install, operate, repair, replace, maintain and remove one (1) satellite antenna dish no greater than 3 feet (3') in diameter; provided, however, that (i) the construction and installation of the aforesaid equipment will comply with all applicable legal requirements, (ii) is within allowable structural loading for the Building, (iii) does not interfere with the use, reception, transmission, operation or maintenance of other communications equipment and, (iv) in Landlord's good faith judgment reasonably exercised, does not materially adversely affect the appearance of the Building. Landlord shall have the right to approve (i) any of said equipment to be installed on the roof,
(ii) the plans for the installation thereof and (iii) the contractor which will install the said equipment and the roof access thereto, none of which approvals shall be unreasonably withheld or delayed. If Tenant does install any of the aforesaid equipment, tenant shall have the additional right to install such conduits, sleeving and other connecting appurtenances from the roof of the Building to the point of connection in the Premises as Tenant deems appropriate. All such installation and construction (including structural reinforcing) together with all repairs, replacements and maintenance of the equipment shall be at Tenant's sole cost and expense. Tenant shall be permitted to select a contractor of its choice to undertake the construction and installation of all items which Tenant elects to construct and install hereunder. if Tenant does construct and install any equipment permitted hereunder, Tenant shall pay to Landlord a monthly rental amount, commencing on the date the satellite antenna dish is installed, equal to prevailing market rate for roof space on the Building for installation of communications equipment, as established by Landlord from time-to-time, which in no event shall exceed $300.00 per month during the initial Term of this Lease.

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                                    RIDER 8

                                EARLY OCCUPANCY

This Rider is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation ("Tenant").

Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

Landlord hereby grants Tenant the right to enter into the Premises at least fifteen (15) days prior to the Commencement Date for the purpose of installing Tenant's furniture and fixtures, modular furniture, computers and computer networking, telephone equipment, and facsimile ("Early Occupancy"). Tenant shall not be required to pay Rent during such period of Early Occupancy.

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                                   RIDER H-1

                         (HAZARDOUS MATERIALS SURVEYS)
                          NO KNOWN HAZARDOUS MATERIALS


        This Rider is attached to and part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and Simulation Sciences Inc., a Delaware corporation ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

        Landlord has heretofore engaged one or more independent contractors to perform limited surveys at the Property to determine if hazardous materials exist on or at the Property (whether one or more, the "Survey"). The scope of visual inspection, testing and sampling performed in connection with the Survey is set forth in the written report (whether one or more, the "Written Report") submitted to Landlord by independent contractor(s) performing the Survey. However, the Tenant is advised that neither extensive testing nor sampling of any portion of the Property was performed in connection with the Survey of the Property. A copy of each Written Report is on file in the Property Manager's office and Tenant shall have the right to inspect each such report. Except as expressly stated in the next following sentence, Landlord makes no representations or warranties whatsoever (express or implied) to Tenant regarding (x) the Survey (including, without limitation, the contents, accuracy and/or scope thereof) or the Written Report or (y) the presence or absence of hazardous or toxic materials or wastes in, at, or under the Premises or the Property. Landlord is not aware of (i) any written reports or surveys concerning the Building other than the Written Report and the Survey on file with the Property Manager and (ii) any fact that makes the Written Report or Survey inaccurate in any material respect. Tenant (a) shall not rely on and has not relied on the Survey or Written Report, the same having been provided for informational purposes only and (b) acknowledges that Tenant has taken such actions as Tenant deems appropriate to fairly evaluate the Premises and has otherwise satisfied itself that the Premises are acceptable and suitable from an environmental perspective. Tenant shall furnish Landlord with a complete and legible copy of any study, report, test, survey or investigation performed by or on behalf of Tenant at any time involving the Premises and shall fully restore all areas and improvements where samples were taken or work was performed and repair all damages resulting from any of the same. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM, AND SHALL REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS, ACTIONS, LIABILITIES, DAMAGES, LOSSES, INJURIES OR DEATHS IN CONNECTION WITH OR ARISING OUT OF OR FROM ANY INSPECTION, TESTING SAMPLING OR SIMILAR OR DISSIMILAR ACTIVITY CONDUCTED BY TENANT, TENANT'S AGENTS OR CONTRACTORS AT THE PREMISES OR THE BUILDING FOR HAZARDOUS
OR TOXIC MATERIAL, WHETHER UNDER THIS RIDER OTHERWISE UNDER OR IN CONNECTION WITH THIS LEASE.

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------

                                   RIDER H-2

                 TENANT'S STUDY, TESTING AND INSPECTION RIGHTS



     This Rider is attached to and a part of that certain Lease Agreement dated as of September 2, 1997, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and Simulation Sciences Inc., a Delaware corporation (Tenant). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

     Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as Tenant deems necessary or appropriate, subject to the condition that all such studies and investigations shall be completed prior to the commencement of any tenant finish work to be performed by Landlord. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL LOSS, DAMAGES, AND CLAIMS RESULTING FROM OR RELATING TO TENANT'S STUDIES, TESTS AND INVESTIGATIONS. If such study, test, investigation or survey evidences hazardous or toxic materials which affect the Premises, Tenant shall have the right to terminate this Lease provided such right shall be exercised, if at all, prior to the commencement of any tenant finish work to be performed by Landlord and, in any event, within five (5) days after Tenant receives the evidence of hazardous or toxic materials. If Tenant does not exercise such right prior to commencement of any such tenant finish work and within such five (5) day period, Tenant's right to terminate this Lease shall be null and void and of no further force or effect.

                                                               Initial:

                                                               Landlord: /s/ RH
                                                                         -------

                                                               Tenant:   /s/ DTN
                                                                         -------